PRELIMINARY OFFERING CIRCULAR

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A/A

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

VEMANTI GROUP, INC.
(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

7545 Irvine Center Dr., Suite 200

Irvine, CA 92618

Telephone (949) 559-7200

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

Corporate Administrative Services, Inc.

1955 Baring Blvd.

Sparks, NV 89434

Telephone: (775) 358-1412

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Joe Laxague, Esq.

The Crone Law Group, P.C.

420 Lexington Avenue, Suite 2448

New York, New York 10170

Telephone: (646) 861-7891

6199	46-5317552
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR DATED  July 11,  2023, SUBJECT TO COMPLETION

__________ SHARES OF COMMON STOCK

www.vemanti.com

UP TO ______ SHARES OF COMMON STOCK
SEE “SECURITIES BEING OFFERED” ON PAGE __
MINIMUM INVESTMENT ___SHARES ($10,000,000)

Vemanti Group, Inc., a Nevada corporation (“Vemanti” or the “Company”) is offering, at a price of $__ per share, up to ______ shares of our Common Stock for up to a maximum of $______.

	Price Per Share to Public	Maximum Commissions (1)	Proceeds to Issuer (2)
Shares Offered by Company
Per share:	$	$	$
Total Maximum:

[1]

[2]

Does not include expenses of the offering, including but not limited to, fees and expenses for marketing and advertising of the offering, media expenses, fees for administrative, accounting, audit and legal services, FINRA filing fees, fees for EDGAR document conversion and filing, and website posting fees, estimated to be between $______ to $_______, depending on the funds raised and the term of the offering.

See “Plan of Distribution” for details regarding the compensation payable to the placement agent in connection with this offering (this “Offering”). The Company has engaged [*] to serve as the placement agent to assist in the placement of its securities.

The Company expects that the amount of expenses of the Offering that it will pay will be approximately $[*], not including state filing fees.

This Offering will terminate on the first to occur of (1) the date on which maximum offering amount has been sold, (2) the date that is twelve months from the date this Offering Statement is qualified by the U.S. Securities and Exchange Commission (the “Commission” or the “SEC”) or (3) the date at which the Offering is terminated by the Company in its sole discretion, which may occur at any time. The Company may undertake one or more closings on a rolling basis. After each closing, funds tendered by investors will be available to the Company.

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THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(d)(2)(i)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

The offering is inherently risky. See “Risk Factors” on page 14.

Sales of these securities will commence on or shortly after the date that this Offering Statement is qualified by the Commission.

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IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the “offering circular.” You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we make material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, quarterly reports and other reports and information statements that we will file periodically with the SEC.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov.

The Company will be permitted to make a determination that the purchasers of shares in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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OFFERING CIRCULAR SUMMARY

This Offering Circular highlights material information regarding the Company, our business, and this offering. Because it is a summary, it may not contain all the information that is important to you. To understand this offering fully, you should read the entire Offering Circular carefully, including the “Risk Factors” section, before making a decision to invest.

COMMONLY USED DEFINED TERMS

As used in this offering circular, the terms “we”, “us”, “our”, “the Company”, and “Vemanti” mean Vemanti Group, Inc. unless otherwise indicated.

Cautionary Note Regarding Forward-Looking Statements

This offering circular contains forward-looking statements. These statements relate to future events or our future financial performance. These statements often can be identified by the use of terms such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “approximate” or “continue,” or the negative thereof. We intend that such forward-looking statements be subject to the safe harbors for such statements. We wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Any forward-looking statements represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties, and important factors beyond our control that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties, and risks that may cause actual results to differ materially from these forward-looking statements include those described in the Risk Factors. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events, or otherwise.

THE COMPANY

Corporate History and Structure – Business Overview

About Vemanti

Vemanti, incorporated on April 3, 2014, under the laws of the State of Nevada, is a financial technology (fintech) company that seeks to generate revenues in the emerging and high-growth markets of Vietnam and Southeast Asia. We believe that our core strengths are in newer technology development and that we can drive growth through socially impact-driven products. In particular, we intend to focus our future product and business development on digital banking (aka neobanking) and fintech applications using disruptive technologies aimed at making credit simpler and easier to access for small to medium enterprises (“SMEs”) in our target markets.

Our Growth Strategies

In the wake of U.S.-China trade tensions and the COVID-19 pandemic, we believe that many global supply chains began looking at China +1 policies. We believe that Vietnam has been a significant beneficiary of this change, leading to significant growth in the import and export of goods. In 2021, according to a January 2022 report issued by the Vietnam General Statistics Office, the total export and import turnover of goods reached 668.54 billion USD, representing an increase of 22.6% over the previous year. According to a 2021 report published by the OECD, SMEs play a relevant role in exports, accounting for 88% of exporting enterprises and for about half of export volume. However, according to the Vietnam Chamber of Commerce and Industry (VCCI), only 30 percent of SMEs in Vietnam have access to loans from the formal sector, with the rest having to use their own funds or depend on unregulated loans.

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We believe that these trends have led to a significant need for SME financing in Vietnam, and we are aiming to address this demand with technological solutions providing access to short-term loan products. Currently, we believe that trade finance (aka invoice financing or factoring) is an industry dominated by banks that focus on large, established corporate customers. Vemanti’s goal is to create simpler access to credit through the use of technological solutions. In the next 12 months, we intend to develop and release an online platform product to connect the export-dependent SMEs in Vietnam with short-term business financing based on Accounts Receivable (AR). Our plan is to connect them to more simplified and faster financial services using digital-only technological solutions through formal collaborations with traditional banks, leveraging their existing banking infrastructure and frameworks, including but not limited to risk, compliance, and security.

PVcomBank Collaboration

On August 11, 2021, we signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with Vietnam Public Joint Stock Commercial Bank (“PVcomBank”) to jointly develop digital banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 108 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-how and banking expertise of PVcomBank via PVcomBank’s banking license, core banking services, and an existing technology platform purpose-built for API-based integration.

On March 21, 2022, we entered into a master Digital Banking Platform Agreement with PVcomBank (the “Platform Agreement”) under which Vemanti agreed to partner with PVcomBank in designing, developing, and delivering a digital-only banking platform (the “Platform”) for accessing PVcomBank’s products and services to SMEs in Vietnam. The specific products and services to be provided through the Platform, as well as the terms of the agreement, including the distribution of revenues derived from each such product or service, are to be specified in annexes to the Platform Agreement (of which none have been entered into as of the date of this offering circular).

Pursuant to the Platform Agreement, we will collaborate with PVcomBank in business planning and development for the partnership; procure and provision necessary software licensing and intellectual property rights to support and maintain the operations of the partnership; develop and operate the Platform to support the products and services offered by PVcomBank, work with PVcomBank to develop and implement back-end integration between the Platform and PVcomBank’s banking systems; work with PVcomBank to integrate the partnership’s customer service experience into PVcomBank’s back-end systems, provide technical support with regard to the Platform; conduct market research relating to the launch and operations of the partnership; conduct marketing, promotion, and branding activities for the partnership; conduct customer acquisition and onboarding procedures; establish and maintain a customer service center for both pre- and post-sales activities; provide technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements; collaborate with PVcomBank to identify, evaluate, and manage partnership risks; and keep customer data, financial records, and information related to the partnership confidential. We have also agreed to comply with certain policies and procedures, to be determined by the mutual agreement of the parties, with respect to each service offered.

All staff employed at or for the direct benefit of, or performing services in or about, the Platform will be employees of Vemanti or an affiliate, except where PVcomBank staff is required to perform certain tasks under applicable banking laws and regulations. Vemanti will be responsible for paying the salaries, taxes, benefits, and other employment expenses of the platform staff, as well as the cost of any consultants and experts retained by Vemanti to operate the Platform.

Pursuant to the Platform Agreement, PVcomBank will advise Vemanti in business and management matters in respect to the preparation and operation of the partnership; engage and cooperate with Vemanti for all advice, services, trademarks, and licenses required to support the operation of the partnership; make PVcomBank’s back-end systems and data available for the development and implementation of interfaces to the partnership’s customer service experience; execute account opening and maintenance procedures and transactions to provide the partnership’s products and services to the partnership’s customers; ensure the availability and capacity of PVcomBank’s back-end systems according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; ensure the availability of PVcomBank’s back-end systems that enable Vemanti to access the partnership’s customer data records; provide troubleshooting support according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; support Vemanti’s market research and marketing activities; use available transaction locations serving as premises for the partnership where needed; place and ensure the availability of ATMs at agreed locations to support partnership activities; collaborate with Vemanti with respect to identifying, evaluation, and managing partnership risks; keep customer data, financial records, and information related to the partnership confidential; satisfy applicable standards, requirements, and reporting obligations of PVcomBank with respect to the partnership; and comply with applicable law and regulations with respect to the partnership.

The Platform Agreement has an initial ten-year term, which may be extended by either Vemanti or PVcomBank upon 90 days’ advance written notice to the other party prior to the expiration of the then-current term. During the term, PVcomBank will not agree to, engage with, or permit any other entity or person to utilize PVcomBank’s licensing, brand, and resources to offer the same financial products and services to a specific business sector or customer group as Vemanti or engage in any similar service as those provided by Vemanti under the agreement. However, until the parties have mutually adopted an annex setting forth specific terms, products and services, PVcomBank will have the right to access and provide products and services to its customers without restriction.

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Each of Vemanti and PVcomBank has the right to terminate the Platform Agreement upon the occurrence of certain insolvency events with respect to the other party or upon 60 days’ written notice following the occurrence of an uncured material breach of the Platform Agreement by the other party. In the event of such termination, the defaulting party must pay a breach termination fee (to be set forth in the applicable annex for each service provided under the Platform Agreement) and indemnity the non-breaching party for all damages arising from the breach. The Platform Agreement also contains customary indemnification provisions.

Through the Platform Agreement and our collaboration with PVcomBank, Vemanti intends to utilize PVcomBank’s banking expertise and existing core banking system to connect SMEs in Vietnam with an innovative digital-only banking solution. As part of this new model, we plan to develop and utilize a Vemanti-branded platform to allow customers to sign up for accounts and get access to services entirely online, while still having the option of visiting a convenient PvcomBank branch location if needed. We intend for customers using our Platform to have SME-tailored banking services and financial products of PVcomBank and eventually will be able to seamlessly integrate them into their business operations using API-based third-party accounting software.

As of the date of this offering circular, we are actively working with PVcomBank to develop and launch the first product which is expected to be a short-term working capital loan program specifically designed for small to medium enterprises in Vietnam. PVcomBank will underwrite the loans while our Platform will provide the sales channel, generating leads and qualifying customers.

We are currently undergoing an internal pilot program until September 30, 2023 in order to validate collaborative functions with various operational levels within PVcomBank. PVcomBank has its own compliance guidelines and some of our requests will be unprecedented as this is a new venture. Our focus is on assembling an engineering team with the appropriate expertise to build out the user interface design and user experience design (UI/UX ) to interface with PVcomBank’s core banking system. At the end of September 30, 2023, we will assess, with PVcomBank, what we believe the appropriate next steps should be with the intention of launching our first product for select customers by September 2024.

We intend to allocate resources from our DevBlock Acquisition (as defined below) to work with counterparties from PVcomBank in order to help fund our product development. We will look to transition completely away from our telecommunications operations by either winding down or selling off VoiceStep within six (6) to twelve (12) months after the closing of the DevBlock Acquisition.

Our Business Objectives

Through our partnership with PVcomBank, Vemanti’s goal is to have a portfolio of products and services for our platform built around the financial needs of small businesses. We plan for our platform to be enhanced and connected to make information streams about small businesses more readily available and integrated in ways that provide more accurate insight into a small business’s financial health and future needs. This integration would allow credit to be made easily available to small business owners where the loan application is “always on”. Instead of receiving an offer in a linear fashion to apply for a loan, business owners would get a notification alerting them in real-time how much credit is already pre-approved and available for their business, should they want to use it.

Moving forward and in the future, we plan to seek out high-growth opportunities in financial technology (fintech) development with additional business partnerships in Vietnam and other markets in Southeast Asia where adoption of digital financial solutions is often accelerated due to lack of user-friendly and innovative banking services. Strategically and long-term, we are focused on providing inclusive access to financial services for the underserved consumers and businesses using technologies, including but not limited to API-based open banking, blockchain, cloud computing, machine learning, and artificial intelligence.

Competitive Landscape

A number of products and services in Vietnam are directly or indirectly in competition with us, including but not limited to the following companies:

Lendbiz

Lendbiz is targeted at small and medium-sized enterprises in Vietnam. Lendbiz focuses on business loans and aims to provide inexpensive capital to enterprises and help develop the business community in Vietnam.

Tima

Tima is an online marketplace for consumer-focused financial services that utilizes credit-scoring technology and algorithms to obtain credit scores and analyze data from social media accounts to determine creditworthiness.

HuyDong (LoanVi)

HuyDong, formerly known as LoanVi, focuses on personal loans. The company aims at bridging the gap between the unbanked/underbanked population and investors. The solution provides individuals with affordable credit from investors through a secured, risk-controlled process.

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VayMuon

VayMuon is a subsidiary of Nextech who also operates FastGo (a ride-hailing app), Nganluong eWallet, and amabuy.com (a website that helps local Vietnamese buy goods from Amazon.com on a contractual basis). It is focusing on unsecured micro-lending.

Mofin

Mofin is powered by Mofin Asia and Netfin Vietnam with a focus on providing micro unsecured loans to individuals.

Megalend Viet Nam

Megalend is focusing on asset-backed lending.

Aspire

Aspire, a Singapore-based fintech, touts itself as an all-in-one finance operating system for growing businesses. They focus on SMEs to bring a wide range of lending and deposit services to their customers.

Validus

Validus is another Singapore-based fintech that provides invoice, inventory, and purchase order financing to small to medium sized businesses through their lending platform.

Other Products and Services

VoiceStep

Through our wholly owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next-generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

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Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like Paypal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

eLoan

Until June 16, 2022, we held an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the Board of Directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Fvndit Purchase Agreement”) entered into by and between the Company and Fvndit. Pursuant to the terms of the Fvndit Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly-owned subsidiary, VoiceStep Telecom, LLC.

Vemanti Digital

On June 26, 2021, through our former wholly owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), we deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”). Stably Corporation (“Stably”), a blockchain and financial technology company, provided the technology infrastructure for asset tokenization for USDV, and First Digital Trust Ltd. (“FDT”) acted as the escrow agent and custodian/trustee for the USD reserve funds of USDV. No USDV tokens were released to any party outside of the Company. Due to the current lack of a clear legal framework specific to stablecoins, the Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks and thus has decided to end the USDV project. As of February 22, 2022, the Company has terminated its agreements with Stably and FDT, and all USDV tokens have been burned. On April 28, 2022, Vemanti Digital was formally dissolved.

Bitcoin

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). As of May 26, 2022, we liquidated our investment in Bitcoin and we do not currently hold, nor do we intend to acquire or hold, digital assets in the future.

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M&A Activity

Another strategy our Company may employ is to acquire companies and/or form joint ventures to rapidly expand our growth. We intend to look at companies who have products or resources that may help accelerate our business plans for the digital-only banking services with PVcomBank. As discussed in more detail herein, on April 18, 2023, Vemanti, entered into a stock purchase agreement (the “DevBlock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (“DevBlock”), whereby, on the terms and subject to the conditions stated therein, Vemanti will acquire DevBlock (the “DevBlock Acquisition”).

DevBlock was founded in 2019 and is based in Seattle, Washington. Devblock is a technology platform and development company that specializes in artificial intelligence (AI), machine learning (ML), blockchain, and cloud computing.  DevBlock is focused on the design, delivery, and deployment of custom software solutions for enterprise clients. Devblock’s current corporate strategy is focused on building core capabilities and technology to streamline cross-border software development in the Socialist Republic of Vietnam (“Vietnam”) and the United States.

As a global digital consultancy company, DevBlock offers end-to-end solutions—from ideation and strategy to creative content and software development -to some of the world’s leading companies such as Amazon, eBay, and Microsoft.

DevBlock has four main business lines and areas of expertise: Artificial Intelligence, Machine Learning, Cloud Development and Web3.

Artificial Intelligence

Devblock leverages the latest artificial intelligence technologies to automate processes, analyze data, and gain valuable insights to drive business growth for its clients.

Machine Learning

DevBlock designs and implements cutting-edge imaging technology allowing it to capture and analyze high-quality images of objects and environments, to identify surface defects and other valuable insights for a range of industries and applications.

Cloud Development

Utilizing the leading cloud platfroms, DevBlock designs responsive web apps and mobile apps to assist companies to rapidly scale and grow their business.

Web3

DevBlock develops decentralized applications using blockchain technology to enable secure, transparent, and decentralized transactions and interactions for clients wishing to utilize smart contracts within their global business.

The Company currently employs a team of well over 100 developers, system architects, creatives, product managers and engineers, located in both the United States and Vietnam supporting these business lines.

Customer Loyalty and Increasing Conversion Rates

Additionally, an engagement management platform provides powerful analytics and reporting capabilities. It generates actionable insights from customer data, helping businesses make informed decisions and optimize engagement strategies. With advanced analytics, organizations can identify trends, patterns, and correlations in customer behavior and effectively tailor their offerings and campaigns to meet customer needs. The reporting features of an engagement management platform provide visibility into key metrics, such as customer satisfaction, engagement levels, and conversion rates, enabling businesses to track their performance and measure the impact of their engagement initiatives.

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Our Revenue Model

As of the date of this offering circular, we generate revenues solely through our wholly-owned subsidiary VoiceStep. We currently do not generate any revenues through our partnership with PVcomBank or from any other source.

For the three months ended March 31, 2023, we recognized approximately $30,322 in revenues, a decrease of $7,278 or 19.4%, compared to $37,600 in the same period of last year. The decrease was due to a loss of two customers as well as lower call usage.

Deducted by costs and operating expenses, we incurred a net loss of $355,065 and $296,435, respectively, for the three months ended March 31, 2023 and 2022.  Total operating loss was $355,543 for the three months ended March 31, 2023, compared to $297,056 in the same period of 2022, representing an increase of $58,487 or 20%. The increase was mainly due to increased expenses and stock-based compensation paid to outside consultants and contractors related to the development and investment the Company’s digital banking initiative and partnership with PVcom Bank as well as the decrease in revenue from the loss of two customers.

Emerging Growth Company

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until the earlier of (i) December 31, 2026, the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before December 31, 2026. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

These exemptions include:

•

being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;
•

not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

•	reduced disclosure obligations regarding executive compensation; and
•	not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

For as long as we continue to be an emerging growth company, we expect that we will take advantage of the reduced disclosure obligations available to us as a result of that classification. We have taken advantage of certain of those reduced reporting burdens in this offering circular. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

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THE OFFERING

The Company is offering its Common Stock pursuant to rules adopted by the SEC mandated under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. These offering rules are often referred to as “Regulation A+.” We are relying upon “Tier “2” of Regulation A+, which allows us to offer up to $20 million in a 12-month period.

THE OFFERING

Issuer:	Vemanti Group, Inc.

Shares Offered by Vemanti Group, Inc. :

Number of shares of Common Stock Outstanding before the Offering(1):	70,524,209

Number of shares of Common Stock to be outstanding after the Offering – Fully Diluted:

Price per Share:	$[*]

Use of Proceeds

We intend to use these net proceeds to reduce our outstanding indebtedness, fund our brand development, marketing and other operating expenses, and for working capital and other general corporate purposes, as described in the “Use of Proceeds” section of this Offering Circular.

Risk Factors:	Investing in our Common Stock involves a high degree of risk. See “Risk Factors.”

Dilution	See “Dilution” below at page __ below

Concentration of Ownership	After the offering as before the offering, the voting power of the Company will be controlled by our CEO.

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RISK FACTORS

The Shares offered hereby are highly speculative, and prospective purchasers should be aware that an investment in the Common Stock involves a high degree of risk. Accordingly, prospective purchasers should carefully consider the following risk factors in addition to the other information in this Offering Circular.

Cautionary Statements

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations.

Summary of Significant Risk Factors

Our business is subject to numerous risks and uncertainties that you should consider before investing in our common stock. These risks are described more fully below and include, but are not limited to, risks relating to the following:

•	we have a history of losses, we anticipate our operating expenses will continue to increase in the future, and we may not be able to achieve or maintain profitability in the future;
•	we may not be able to sustain our revenue growth rate;
•	our ability to complete the DevBlock Acquisition;
•	if we complete the DevBlock Acquisition, our sales efforts will involve considerable time and expense and our sales cycle is often long and unpredictable;
•	a limited number of customers account for a substantial portion of our revenue;
•	our results of operations and our key business measures are likely to fluctuate significantly on a quarterly basis;
•	seasonality may cause fluctuations in our results of operations and financial position;
•	if we complete the DevBlock Acquisition, our platforms will be complex and may have a lengthy implementation process;
•	we may not successfully develop and deploy new technologies to address the needs of our customers;
•	our platforms must operate with third-party products and services;
•	we may be unable to hire, retain, train, and motivate qualified personnel and senior management and deploy our personnel and resources to meet customer demand;
•	we may be unable to successfully build, expand, and deploy our marketing and sales organization;
•	we may not be able to maintain and enhance our brand and reputation;
•	unfavorable news or social media coverage may harm our reputation and business;
•	exclusive arrangements or unique terms with customers or partners may result in significant risks or liabilities to us;
•	we face intense competition in our markets;
•	we may be unable to maintain or properly manage our culture as we grow;
•	we may not enter into relationships with potential customers if we consider their activities to be inconsistent with our organizational mission or values;
•	joint ventures, channel sales relationships, platform partnerships, and strategic alliances may be unsuccessful;
•	we may not be successful in executing our strategy to increase our sales to larger customers;

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•	breach of the systems of any third parties upon which we rely, our customers’ cloud or on-premises environments, or our internal systems or unauthorized access to data;
•	the ongoing COVID-19 pandemic, ongoing Russia-Ukraine conflict, and related challenging macroeconomic conditions may adversely affect our business and operations;
•	the market for our platforms and services may develop more slowly than we expect;
•

we have made and may continue to make strategic investments to support key business initiatives, including in privately-held and publicly-traded companies, as well as alternative investments, and we may not realize a return on these investments;

•	issues raised by the use of artificial intelligence in our platforms may result in reputational harm or liability;
•	we depend on computing infrastructure of third parties and they may experience errors, disruption, performance problems, or failure;
•	we may fail to adequately obtain, maintain, protect, and enforce our intellectual property and other proprietary rights;
•	we may be subject to intellectual property rights claims;
•	there may be real or perceived errors, failures, defects, or bugs in our platforms;
•	we rely on the availability of third-party technology that may be difficult to replace or that may cause errors;
•	our business is subject to complex and evolving U.S. and non-U.S. laws and regulations regarding privacy, data protection and security, technology protection, and other matters;
•	our non-U.S. sales and operations subject us to additional risks and regulations;
•	we may encounter unfavorable outcomes in legal, regulatory, and administrative inquiries and proceedings;
•	we may fail to receive and maintain government contracts or there may be changes in the contracting or fiscal policies of the public sector;
•	many of our customer contracts may be terminated by the customer at any time for convenience and may contain other provisions permitting the customer to discontinue contract performance; and
•	we may not realize the full deal value of our customer contracts.

Risks Relating to Our Business

The COVID-19 pandemic, as well as other epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our delivery and operations, which could materially and adversely affect our business, financial condition, and results of operations.

The COVID-19 pandemic adversely affected many aspects of our business, including sales, operational efficiency, technical support and our customer’s ability to pay our fees. Global pandemics, or fear of spread of contagious diseases, such as Ebola virus disease (“EVD”), coronavirus disease 2019 (“COVID-19”), Middle East respiratory syndrome (“MERS”), severe acute respiratory syndrome (“SARS”), H1N1 flu, H7N9 flu, and avian flu, as well as hurricanes, earthquakes, tsunamis, or other natural disasters could disrupt our business operations, reduce or restrict our supply of products, incur significant costs to protect our employees and facilities, or result in regional or global economic distress, which may materially and adversely affect our business, financial condition, and results of operations. Actual or threatened war, terrorist activities, political unrest, civil strife, and other geopolitical uncertainty could have a similar adverse effect on our business, financial condition, and results of operations. Any one or more of these events may impede our product offering efforts and adversely affect our sales results, or even for a prolonged period of time, which could materially and adversely affect our business, financial condition, and results of operations.

COVID-19 has had a global economic impact on the financial markets. The global spread of COVID-19 pandemic may result in global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Relaxation of restrictions on economic and social activities may also lead to new cases which may lead to re-imposed restrictions. We cannot assure you that the COVID-19 pandemic can be eliminated or contained in the near future, or at all, or a similar outbreak will not occur again. A third wave of COVID-19 or a similar pandemic could materially and adversely affect our business, financial condition, and results of operations.

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We are also vulnerable to natural disasters and other calamities. We cannot assure you that we are adequately protected from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks, or similar events. Any of the foregoing events may give rise to interruptions, damage to our property, delays in production, breakdowns, system failures, technology platform failures, or internet failures, which could cause the loss or corruption of data or malfunctions of our manufacturing facility as well as adversely affect our business, financial condition, and results of operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or if available, will be on acceptable terms. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

If we complete the DevBlock Acquisition, our sales efforts will involve considerable time and expense and our sales cycle may be long and unpredictable.

Our results of operations may fluctuate, in part, because of the intensive nature of our sales efforts and the length and unpredictability of our sales cycle. As part of our sales efforts, we invest considerable time and expense evaluating the specific organizational needs of our potential customers and educating these potential customers about the technical capabilities and value of our platforms and services. In addition, we have a growing direct sales force, and our sales efforts have historically depended on the significant involvement of our senior management team. The length of our sales cycle, from initial demonstration of our platforms to sale of our platforms and services, tends to be long and varies substantially from customer to customer. Our sales cycle often lasts six to nine months but can extend to a year or more for some customers. Because decisions to purchase our platforms involve significant financial commitments, potential customers generally evaluate our platforms at multiple levels within their organization, each of which often have specific requirements, and typically involves their senior management.

Our results of operations depend on sales to enterprise customers, which make product purchasing decisions based in part or entirely on factors, or perceived factors, not directly related to the features of the platforms, including, among others, that customer’s projections of business growth, uncertainty about macroeconomic conditions (including as a result of the ongoing COVID-19 pandemic, the ongoing Russia-Ukraine conflict and related economic sanctions, rising inflation and interest rates, or monetary policy changes), capital budgets, anticipated cost savings from the implementation of our platforms, potential preference for such customer’s internally-developed software solutions, perceptions about our business and platforms, more favorable terms offered by potential competitors, and previous technology investments. In addition, certain decision makers and other stakeholders within our potential customers tend to have vested interests in the continued use of internally developed or existing software, which may make it more difficult for us to sell our platforms and services. As a result of these and other factors, our sales efforts typically require an extensive effort throughout a customer’s organization, a significant investment of human resources, expense and time, including by our senior management, and there can be no assurances that we will be successful in making a sale to a potential customer. If our sales efforts to a potential customer do not result in sufficient revenue to justify our investments, including in our growing direct sales force, our business, financial condition, and results of operations could be adversely affected.

If we complete the DevBlock Acquistion, our platforms will be complex and may have a lengthy implementation process, and any failure of our platforms to satisfy our customers or perform as desired could harm our business, results of operations, and financial condition.

DevBlock’s platforms and services are complex and are deployed in a wide variety of network environments. Implementing such platforms can be a complex and lengthy process since DevBlock often configures our existing platforms for a customer’s unique environment. Inability to meet the unique needs of our customers may result in customer dissatisfaction and/or damage to our reputation, which could materially harm our business. Further, the proper use of our platforms may require training of the customer and the initial or ongoing services of our technical personnel as well as O&M services over the contract term. If training and/or ongoing services require more of our expenditures than we originally estimated, our margins will be lower than projected.

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In addition, if our customers do not use our platforms correctly or as intended, inadequate performance or outcomes may result. It is possible that our platforms may also be intentionally misused or abused by customers or their employees or third parties who obtain access and use of our platforms. Similarly, our platforms sometimes are used by customers with smaller or less sophisticated IT departments, potentially resulting in sub-optimal performance at a level lower than anticipated by the customer. Because our customers rely on our platforms and services to address important business goals and challenges, the incorrect or improper use or configuration of our platforms and O&M services, failure to properly train customers on how to efficiently and effectively use our platforms, or failure to properly provide implementation or analytical or maintenance services to our customers may result in contract terminations or non-renewals, reduced customer payments, negative publicity, or legal claims against us. For example, as we continue to expand our customer base, any failure by us to properly provide these services may result in lost opportunities for follow-on expansion sales of our platforms and services.

Furthermore, if customer personnel are not well trained in the use of our platforms, customers may defer the deployment of our platforms and services, may deploy them in a more limited manner than originally anticipated, or may not deploy them at all. If there is substantial turnover of the Company or customer personnel responsible for procurement and use of our platforms, our platforms may go unused or be adopted less broadly, and our ability to make additional sales may be substantially limited, which could negatively impact our business, results of operations, and growth prospects.

The operation of our planned digital banking platform may subject us to costs and risks associated with various laws and regulations, including those relating to data privacy, security and protection. Developments in these and other laws and regulations could harm our business, financial condition or results of operations.

Under the terms of the Platform Agreement, we are responsible for providing technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements, collaborating with PVcomBank to identify, evaluate, and manage partnership risks, keeping customer data, financial records, and information related to the partnership confidential, and complying with certain policies and procedures to be determined by the mutual agreement of the parties with respect to each service offered. Any failure on our part to effectively discharge these responsibilities may detrimentally affect PVcomBank’s compliance with its extensive regulatory obligations and expose us to liability, including under the indemnification provisions in the Platform Agreement.

Although we are not offering banking services and do not expect to be regulated as a financial or payment institution, our partnership with PVcomBank may directly or indirectly expose us to certain compliance and litigation risks that could materially affect our business, financial condition or results of operations. In particular, to the extent that our Platform involves the collection, use, storage, transmission or processing of customer data, including personal data, we may be subject to a variety of laws and regulations in Vietnam, Southeast Asia, or other jurisdictions, as well as our contractual obligations to PVcomBank regarding data privacy, security and protection.

The Platform Agreement contemplates a set of policies and procedures to be determined by the mutual agreement of the Company and PVcomBank with respect to each service offered, which may include policies and procedures regarding data and privacy protection. Although we intend to comply with all such policies and procedures, we may at times fail to do so or be alleged to have failed to do so. Any failure or perceived failure by us to comply with such privacy policies or any applicable privacy, security or data protection, information security or consumer-protection related laws, regulations, orders or industry standards in one or more jurisdictions could expose us or PVcomBank to costly litigation, significant awards, fines or judgments, civil and criminal penalties or negative publicity, and could materially and adversely affect our business, financial condition and results of operations.

Our efforts to offer products and services in foreign markets may not be successful or may subject our business to increased risks.

As part of our growth strategy, we intend to offer products and services first in Vietnam and eventually other markets in Southeast Asia, where we have little to no operational experience. We may not be successful in operating our business within these or other markets in a cost-effective or timely manner, if at all. Even if our efforts to operate in Vietnam and Southeast Asia are successful, international operations will subject our business to increased risks, including:

•	increased licensing and regulatory requirements;
•	competition from service providers or other entrenched market participants that have greater experience in the local markets than we do;
•	increased costs associated with and difficulty in obtaining, maintaining, processing, transmitting, storing, handling and protecting intellectual property, proprietary rights and sensitive data;
•	changes to the way we do business as compared with our current operations;
•	a lack of acceptance of our products and services;
•	the ability to support and integrate with local third-party service providers;

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•	difficulties in staffing and managing foreign operations in an environment of diverse culture, language, laws and customs;
•	difficulties in recruiting and retaining qualified employees and maintaining our company culture;
•	increased travel, infrastructure and legal and compliance costs;
•

compliance obligations under multiple, potentially conflicting and changing, legal and regulatory regimes, those governing financial institutions, payments, data privacy, data protection, information security, anti-corruption, anti-bribery and anti-money laundering;

•	compliance with complex and potentially conflicting and changing tax regimes;
•	potential tariffs, sanctions, fines, or other trade restrictions;
•	exchange rate exposure;
•	increased exposure to public health issues such as the COVID-19 pandemic, and related industry and governmental actions to address these issues; and
•	regional economic and political instability.

As a result of these risks, our efforts to offer products and services for sale in Vietnam and Southeast Asia may not be successful or may be hampered, which would limit our ability to grow our business.

The success of our Platform is highly dependent upon third party service providers and partners, including PVcomBank.

Our Platform will be powered by and integrated with PVcomBank’s back-end systems, and we will be dependent on PVcomBank to maintain and keep those systems functional. Any failure by PVcomBank to do so could expose us to an inability to provide contractual services to our customers in a timely manner. Because we have few or no suitable alternatives to PVcomBank, it would be difficult or impossible for us to replace PVcomBank in a timely manner, if at all, if PVcomBank were unwilling or unable to provide us with these services in the future (as a result of financial or business conditions, regulatory risk, or otherwise), and our business and operations likely would be materially adversely affected.

We will be dependent on data centers operated by third parties, third-party Internet hosting providers and cloud computing platforms, and any disruption in the operation of these facilities or platforms or access to the Internet would adversely affect our business.

Our business, including both our planned Platform and VoiceStep, requires the ongoing availability and uninterrupted operation of internal and external transaction processing systems and services. We intend to primarily serve our customers from third-party data center hosting facilities provided by a third-party service provider, which we will rely on to operate certain aspects of our products and services, and we will depend on third-party Internet-hosting providers and third-party bandwidth providers for continuous and uninterrupted access to the Internet to operate our business. Any disruption of or interference with our use of such services would impair our ability to deliver our products and services to our customers, resulting in customer dissatisfaction, damage to our reputation, loss of customers and harm to our business. Further, we will design our products and services and computer systems to use data processing, storage capabilities and other services provided by such third-party service providers. As such, we will not easily be able to switch our operations to another cloud provider, so any disruption of or interference with our use of such providers’ services would increase our operating costs and could materially and adversely affect our business, financial condition and results of operations, and we might not be able to secure service from an alternative provider on similar terms or at all.

We will rely on third-party data center hosting facilities and Internet-hosting providers to maintain their own network security, disaster recovery and system management procedures, and such third parties will not guarantee that our customers’ access to our solutions will be uninterrupted, error-free or secure. These third-party providers may experience website disruptions, outages and other performance problems, which may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, we may not be able to identify the cause or causes of these performance problems within an acceptable period of time. In particular, we will not control the operation of the third-party data center hosting facilities, and such facilities may be vulnerable to damage or interruption from human error, intentional bad acts, power loss, hardware failures, telecommunications failures, improper operation, unauthorized entry, data loss, power loss, cyberattacks, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes, natural disasters or similar catastrophic events. They also could be subject to break-ins, computer viruses, sabotage, intentional acts of vandalism and other misconduct. The occurrence of a natural disaster or an act of terrorism, a decision to close the facilities without adequate notice or terminate our hosting arrangement or other unanticipated problems could result in lengthy interruptions in the delivery of our solutions, cause system interruptions, prevent our customers from accessing their accounts online, reputational harm and loss of critical data, prevent us from supporting our solutions or cause us to incur additional expense in arranging for new facilities and support.

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If we lose the services of one or more of our Internet-hosting or bandwidth providers for any reason or if their services are disrupted, for example due to viruses or denial of service or other attacks on their systems, or due to human error, intentional bad acts, power loss, hardware failures, telecommunications failures, fires, wars, terrorist attacks, floods, earthquakes, hurricanes, tornadoes or similar catastrophic events, we could experience disruption in our ability to offer our solutions and adverse perception of our solutions’ reliability, or we could be required to retain the services of replacement providers, which could increase our operating costs and materially and adversely affect our business, financial condition and results of operations.

Furthermore, prolonged interruption in the availability, or reduction in the speed or other functionality, of our products or services could materially harm our reputation and business. Frequent or persistent interruptions in our products and services could cause customers to believe that our products and services are unreliable, leading them to switch to our competitors or to avoid our products and services, and would likely permanently harm our reputation and business.

Any of the foregoing could have a material adverse effect on our business, financial condition and results of operations.

The success of our Platform will be highly dependent on the proper functioning of information technology systems. Any failure of these systems would disrupt our business and impair our ability to provide our services and products effectively to our customers.

The success of our Platform will depend in part on the ability of our existing and potential customers to access our Platform at any time and within an acceptable amount of time. Continued access to our Platform will depend on the efficient and uninterrupted operation of numerous systems, including our computer systems, software, data centers and telecommunications networks, as well as the systems of third parties, such as PVcomBank’s back-end systems, national financial system network infrastructure providers, back office and business process support, information technology production and support, Internet and telephone connections, network access, data center infrastructure services and cloud storage and computing. However, these systems and technologies are vulnerable to disruptions, failures or slowdowns. We may experience, disruptions, outages and other performance problems due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints due to an overwhelming number of customers accessing our products and platform capabilities simultaneously, denial of service attacks or other security-related incidents, natural disasters, power outages, terrorist attacks, hostilities, and other events beyond our control.

If our business grows, it may become increasingly difficult to maintain and improve the performance of our information technology systems, especially during peak usage times and as our products and platform capabilities become more complex and our customer traffic increases. To the extent that we do not effectively address capacity constraints, upgrade our systems as needed and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology, our business, financial condition and results of operations may be adversely affected. Specifically, if our products and platform capabilities are unavailable or if our customers are unable to access our products and platform capabilities within a reasonable amount of time, we may experience a loss of customers, lost or delayed market acceptance of our platform and products, delays in payment to us by customers, injury to our reputation and brand, the diversion of our resources, additional operating and development costs, loss of revenue, legal claims against us, the loss of licenses, or damage to our relationship with PVcomBank. In addition, we do not maintain insurance policies specifically for property and business interruptions, meaning we would directly and without setoff incur any losses we suffer as a result of the aforementioned occurrences.

We do not intend to operate our Platform or all of our systems on a real-time basis and cannot assure that our business activities would not be materially disrupted if there were a partial or complete failure of any of these primary information technology systems or communication networks. In particular, if our Platform is offered on a mobile application, any failure of such mobile application would cause our Platform and services to be unavailable to our customers. Such failures could be caused by, among other things, major natural catastrophes, software bugs, computer virus attacks, conversion errors due to system upgrading, security breaches caused by unauthorized access to information or systems or malfunctions, loss or corruption of data, software, hardware or other computer equipment. Any such failures would disrupt our business and impair our ability to provide access to our Platform effectively to our customers, which could adversely affect our reputation as well as our business, results of operations and financial condition.

Even if we are successful, our ability to remain competitive and achieve further growth will depend in part on our ability to upgrade our information technology systems and increase our capacity on a timely and cost-effective basis. We must continually make significant investments and improvements in our information technology infrastructure in order to remain competitive. We cannot guarantee that in the future we will be able to maintain the level of capital expenditures necessary to support the improvement or upgrading of our information technology systems. Any substantial failure to improve or upgrade our information technology systems effectively or on a timely basis would materially and adversely affect our business, financial condition or results of operations.

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Substantial and increasingly intense competition within our industry may harm our business, financial condition, results of operations, and prospects.

The market for financial services in Vietnam and Southeast Asia has become increasingly competitive in recent years. We face significant competition from traditional local and international banks and other neobanks, payment services providers, investment advisors and brokers, in addition to other new financial technology companies, startups and non-financial companies (including Lendbiz, Tima, Aspire, and other business that offer similar products and services to those that we intend to offer to SMEs). We expect competition to intensify in the future, both as emerging technologies continue to enter the marketplace and as large financial incumbents increasingly seek to innovate the services that they offer that compete with our Platform.

Our insurance policies may not be sufficient to cover all claims.

Our insurance policies may not adequately cover all risks to which we are exposed. A significant claim not covered by our insurance, in full or in part, may result in significant expenditures by us. Moreover, we may not be able to maintain insurance policies in the future at reasonable costs or on acceptable terms, which may adversely affect our business and the trading price of our securities.

Fraud could have a material adverse effect on our business, financial condition and results of operations.

We intend to offer our Platform to a large number of customers, who may use the Platform to access PVcomBank’s credit and banking services. If our Platform is used to facilitate illegitimate transactions, we may be exposed to contractual liability to PVcomBank and/or governmental and regulatory sanctions. The highly automated nature of, and credit offered through, our Platform may make us a target for illegal or improper uses, including fraudulent or illegal applications for credit, money laundering and terrorist financing. Identity thieves and those committing fraud using stolen or fabricated information, or other deceptive or malicious practices, potentially can steal significant amounts of money from us or from PVcomBank through the abuse of our Platform. It is possible that incidents of fraud could increase in the future. Failure to effectively manage risk and prevent fraud would increase our liability, and could have a material adverse effect on our business, financial condition and results of operations.

Certain of our software are licensed from third parties.

We license software for certain components of our products from third parties we do not control, such as Cyxtera Technologies, Voyant Communications (f/k/a Vitelity), ScarletHawk Solutions (D.B.A. Voxlinx) and THINQ. We also intend to license software from third parties in connection with the Platform. Although we have contracts in place with our third-party software providers, there can be no assurance that the software we license will continue to be available on commercially reasonable terms, or at all, in the future. The lack of renewal, or termination, of one or more of our license agreements, or the renewal of license agreements on less favorable terms, could have a material adverse effect on our business, financial condition and results of operations.

While proprietary or open-source alternatives may be available in some cases, transitioning to such alternatives may take time and be costly. The loss of existing licenses or the unavailability of such alternative software could result in a decrease in the quality of our products or loss of the ability to provide our products until equivalent software or suitable alternatives can be developed, identified, licensed and integrated.

Our products and services rely on certain technical standards, among other things, for interoperability of communication of voice and video, including standards relating to audio and video compression standards. These standards may be covered by patent rights held by third parties. The combined costs of identifying and obtaining licenses from all holders of patent rights essential to such standards could be high and could reduce our profitability or increase our losses. The cost of not obtaining such licenses could also be high if a holder of such patent rights brings a claim for patent infringement. While some such patent holders, based on their involvement with the standard setting organizations, may license relevant technology to us under reasonable and non-discriminatory terms, there can be no assurance that all necessary patent rights can be secured under such terms, and we may have to pay substantial royalties to secure such patent rights.

If we fail to keep up with industry trends or technological developments, our business, results of operations and financial condition may be materially and adversely affected.

All of our lines of business are highly dependent on technology and our ability to adapt to technological changes. Both the digital banking industry and the IP-based business communication industry are rapidly evolving and subject to continuous technological changes. Our success will depend on our ability to keep up with the changes in technology and user behavior resulting from new developments and innovations. For example, as we provide our product and service offerings across a variety of mobile systems and devices, we are dependent on the interoperability of our services with popular mobile devices and mobile operating systems that we do not control, such as Android and iOS. If any changes in such mobile operating systems or devices degrade the functionality of our services or give preferential treatment to competitive services, the usage of our services could be adversely affected.

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Technological innovations may also require substantial capital expenditures in product development as well as in modification of products, services or infrastructure. We cannot assure you that we can obtain financing to cover such expenditure. If we fail to adapt our products and services to such changes in an effective and timely manner, we may suffer from decreased user base, which, in turn, could materially and adversely affect our business, financial condition and results of operations.

Rapidly evolving technologies could cause demand for our products to decline or could cause our products to become obsolete.

Current or future competitors may develop technological or product innovations that address Internet communications in a manner that is, or is perceived to be, equivalent or superior to our products. In the technology market in particular, innovative products have been introduced which have the effect of revolutionizing a product category and rendering many existing products obsolete. If competitors introduce new products or services that compete with or surpass the quality or the price/performance of our products, we may be unable to attract and retain users or to maintain or increase revenues from our users. We may not anticipate such developments and may be unable to adequately compete with these potential solutions. As a result of these or similar potential developments, in the future it is possible that competitive dynamics in our market may require us to reduce prices for our paid for products, which could harm our net revenues, gross margin and operating results or cause us to incur losses.

Any acquisition, partnership or joint venture that we make or enter into could disrupt our business and harm our financial condition and results of operations.

As part of our growth strategy, we intend to continue to evaluate opportunities to acquire, or form partnerships or joint ventures with, businesses, technologies, services and products as such opportunities arise. We may not, however, be able to identify appropriate acquisition, partnership or joint venture targets in the future, and our efforts to identify such targets may result in a loss of time and financial resources. In addition, we may not be able to successfully negotiate or finance such future acquisitions, partnerships or joint ventures successfully or on favorable terms, or to effectively integrate acquisitions into our current business, and we may lose customers or personnel as a result of any such strategic transaction (in particular the customers and personnel of an acquired business). The process of integrating an acquired business, technology, service or product into our business may divert management’s attention from our core business and may result in unforeseen operating difficulties and expenditures and generate unforeseen pressures and strains on our organizational culture. Moreover, we may be unable to realize the expected benefits, synergies or developments that we initially anticipate from such a strategic transaction.

Financing an acquisition or other strategic transaction could result in dilution to existing shareholders from issuing equity securities or convertible debt securities, or a weaker balance sheet from using cash or incurring debt, and equity or debt financing may not be available to us on favorable terms, if at all. In addition, in connection with an acquisition, it is possible that the goodwill that has been attributed, or may be attributed, to the target may have to be written down if the valuation assumptions are required to be reassessed as a result of any deterioration in the underlying profitability, asset quality and other relevant matters. There can be no assurance that we will not have to write down the value attributed to goodwill in the future, which would adversely affect our results of operations and net assets.

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If our business were deemed to be a regulated telecommunications business in one or more jurisdictions, it would significantly increase our expenses and may require us to change our products and other aspects of our business in potentially detrimental ways.

VoiceStep operates as a software company and not as a regulated telecommunications company. We are subject to the risk that, due to changes in communications and other similar laws and regulations or in the application, interpretation or enforcement of both existing and future communications and other similar laws and regulations, we may be required to comply with communications and other similar laws and regulations in one or more jurisdictions. In addition, we are continually seeking ways to improve our products and offer them across multiple communication platforms, which may involve from time-to-time upgrades or changes in the technological infrastructure on which our products are based and which could result in subjecting our activities to greater regulation in multiple jurisdictions. For example, the rolling out of our IP-based business communication in the United States may subject us to a greater risk of regulatory oversight in this country. If we are required to comply with communications and other similar laws and regulations, we would need to meet a number of obligations, which could vary from jurisdiction to jurisdiction, including new or enhanced compliance in the following areas:

•	licensing and notification requirements;

•	emergency calling requirements, including enhanced emergency calling through multi-line telephone systems;

•	lawful interception or wiretapping requirements;

•	privacy and data retention and disclosure requirements;

•	limitations on our ability to use encryption technology;

•	disability access requirements;

•	consumer protection requirements and local dispute resolution requirements;

•	requirements related to customer support;

•	quality of service requirements;

•	provision of numbering directories;

•	numbering rules, including portability requirements;

•	directory and operator services; and

•	access and interconnection obligations.

If we fail to comply with communications, e-commerce and other similar laws and regulations in one or more jurisdictions, our business, results of operations and financial condition may be materially and adversely affected.

Third parties have raised, and may raise in the future, concerns about the application of regulations to our business.

Some third parties, including our competitors, have raised, and may raise in the future, concerns with policymakers and regulators in various parts of the world about the application of local laws and regulations to our business. We believe that some of these established businesses (which may include incumbent telecommunications companies) and their trade association groups employ significant resources in their efforts to shape legal and regulatory regimes and may employ these resources to change legal and regulatory regimes in ways intended to reduce the effectiveness of our business. Most incumbent telecommunications companies, landline and wireless, have substantial budgets devoted to lobbying and governmental relations and long-standing relationships with regulators and legislators that we, as a newer entrant in the Internet communications market, do not have. Some of these incumbent businesses have raised concerns relating to allowing consumers open access to the Internet, the lack of regulatory controls and obligations placed on Internet communications products, and the cost advantage this brings to providers of such products. Continuing actions by these competitors or trade groups may result in additional jurisdictions requiring us to comply with the local telecommunications and other laws and regulations.

Our VoIP business depends on our users having continued and unimpeded access to the Internet. Companies providing access to the Internet may be able to block or degrade our calls or block access to our website or charge us or our users additional fees for our products.

All of our VoiceStep users rely on open, unrestricted access to the Internet to use our products. If they have limited, restricted or no access at all to the Internet, or their connection to the Internet is interrupted or disturbed, they may be less likely to use our VoIP products as a result.

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In many cases, that access is provided by companies that compete with at least some of our products, including incumbent landline telephone companies, cable television system operators, mobile wireless communications companies, and large Internet service providers. Some of these providers have stated that they may take measures that could block, degrade or otherwise disrupt our calls, or increase the cost of customers’ use of our products by restricting or prohibiting the use of their lines or access points to the Internet for our products, by filtering, blocking, delaying, or degrading the packets of data used to transmit our communications, and by charging increased fees to our users for access to our products.

Some Internet access providers have additionally, or alternatively, contractually restricted their customers’ access to Internet communications products (which may include our VoIP products) through their terms of service. For example, SFR in France and Vodafone in Germany contractually prohibit their customers from using voice over the Internet protocol services on the Apple iPad 3G. T-Mobile in Germany and Vodafone in France and the United Kingdom have established special additional tariffs for voice over the Internet protocol. Customers of these and other Internet access providers may not be aware that technical disruptions or additional tariffs are the act of other parties, which could harm our brand. Even if customers understand that we are not the source of such disruptions, they may be less likely to use our products as a result.

In the United States, the European Union and other jurisdictions, regulatory authorities are in the process of examining the adoption of “network neutrality” policies, which aim to treat all Internet traffic equally, and developing or considering laws and regulations to codify acceptable behaviors on the part of network operators and access providers when providing consumers and businesses with access to the Internet. Different regulatory authorities have different approaches to this policy area both from a substantive and procedural perspective. Any failure on the part of regulatory authorities to protect the accessibility of the Internet to all, or any particular category of, Internet subscribers, or their failure to protect the delivery on a non-discriminatory basis of user communications over the Internet, regardless of type or service, could harm our results of operations and prospects.

Our business depends on the continued reliability of the Internet infrastructure.

Unlike traditional communications products, our users rely on the Internet to access our products. Increasing numbers of users and increasing bandwidth requirements may harm the performance of the Internet. In addition, if Internet service providers and other third parties providing Internet services have outages or deteriorations in their quality of service, our customers will not have access to our products or may experience a decrease in the quality of our products.

Furthermore, as the rate of adoption of new technology increases, the networks on which our products rely in certain countries may not be able to sufficiently adapt to the increased demand for their products and services. Frequent or persistent interruptions could cause current or potential users to believe that our systems are unreliable, leading them to switch to our competitors or to avoid our products, and could permanently harm our reputation and brands.

Problems with or price increases by third parties who provide services to us or to our users could harm our business.

We rely on telecommunications providers to provide certain of our products, such as Voyant Communications, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers which then allow them to receive incoming calls to telephone numbers in the US and Canada. We have agreements with a number of telecommunication providers in order for us to provide many of our paid products. The quality of calls made by our users to and received by our users from landline and mobile phones depends in large part of the call quality of the relevant landline or mobile network. As a result, if these third parties do not provide sufficiently high-quality services, our call quality may be negatively affected which may in turn adversely impact our brand, reputation and consumer acceptance of our products. In addition, price increases by companies that provide services to us, or our users could harm our results of operations.

We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our success depends, in part, upon the continued services of the key member of our management. Our executive’s knowledge of the market, our business and our Company represents a key strength of our business, which cannot be easily replicated. The success of our business strategy and our future growth also depend on our ability to attract, train, retain and motivate skilled managerial, sales, administration, development and operating personnel.

There can be no assurance that our existing personnel will be adequate or qualified to carry out our strategy, or that we will be able to hire or retain experienced, qualified employees to carry out our strategy. The loss of our key executive, or the failure to attract and retain additional key personnel, could have a material adverse effect on our business, financial condition and results of operations.

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We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate intellectual property rights held by third parties. We have not but in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing intellectual property of which we are not aware that our products may inadvertently infringe. We cannot assure you that holders of intellectual property purportedly relating to some aspect of our technology or business, if any such holders exist, would not seek to enforce such intellectual property against us in the United States, or any other jurisdictions. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, and our business, financial position and results of operations could be materially and adversely affected.

We cannot control Internet based delays and interruptions, which may negatively affect our customers and thus our revenues.

Any delay or interruption in the services by these third parties service providers could result in delayed or interrupted service to our customers and could harm our business. Accordingly, we could be adversely affected if such third-party service providers fail to maintain consistent and reliable services or fail to continue to make these services available to us on economically acceptable terms, or at all. These suppliers could also be adversely impacted by the COVID-19 pandemic, which could affect their ability to deliver their services to our Company in a satisfactory manner, or at all.

If our business plans are not successful, we may not be able to continue operations as a going concern and our shareholders may lose their entire investment in us.

We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We may need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. Therefore, our future operations may be dependent on our ability to secure additional financing. The COVID-19 pandemic may have an adverse impact on the Company’s ability to raise capital or to continue as a going concern.

Our failure to adopt certain corporate governance procedures may prevent us from obtaining a listing on a national securities exchange.

We do not have an audit, compensation, or nominating and corporate governance committee. The functions such committees would perform are performed by the board as a whole. Consequently, there is a potential conflict of interest in board decisions that may adversely affect our ability to become a listed security on a national securities exchange and as a result adversely affect the liquidity of our common stock.

Since our management beneficially owns 38.4% of our outstanding shares, their interests may differ from the interests of our other shareholders, which could cause a material decline in the value of our shares.

Our officers and directors indirectly own 27,055,000 common shares. In addition, Mr. Tran, our Chairman and principal executive officer, owns 40,000,000 shares of Series A Preferred Stock, which vote with the common stock on the basis of each share of Series A Preferred Stock having the right to 10 votes. Accordingly, management beneficially owns and controls all of the voting stock of the Company. Therefore, management has significant influence on determining the outcome of any matters submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. This ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination that may be in the best interest of the Company. Without the consent of management, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. The interest of management may differ from the interests of our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. We cannot assure you that management will act in our best interests given management’s ability to control a significant majority of our voting shares.

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Risks Relating to the Offering

The Determination of the Offering Price of the Common Stock May Not Reflect the Value of the Company.

The $______ valuation of our currently outstanding shares of Common Stock and the $___ per share Offering price of the Common Stock has been determined based on the recent trading price of the Company’s shares on the OTC Pink market, as well as investor demand levels at various prices.  These prices are not based on book value, assets, earnings or any other recognizable standard of value. No assurance can be given that our Common Stock, or any portion thereof, could be sold for the price in this Offering or for any amount. If profitable results are not achieved from the Company’s operations, of which there can be no assurance, the value of the Common Stock sold pursuant to this Offering could fall below the price you paid for it in this Offering and the Common Stock could even become worthless.

There is currently limited trading volume in our common stock and the market price of our common stock may fluctuate significantly.

There is currently a limited public market for our common stock and there can be no assurance that an active trading market for our common stock will develop.  This could adversely affect our shareholders' ability to sell our common stock in short time periods or possibly at all.  Our common stock has experienced and is likely to continue to experience significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance.  Our stock price could fluctuate significantly in the future based upon any number of factors such as: general stock market trends; announcements of developments related to our business; fluctuations in our operating results; announcements of technological innovations, new products, or enhancements by us or our competitors; general conditions in the U.S. and/or global economies; developments in intellectual property rights; and developments in our relationships with our customers and suppliers. Substantial fluctuations in our stock price could significantly reduce the price of our stock.

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering.  After giving effect to the sale by us of up to $_____ shares of common stock offered in this offering at a public offering price of $_____ per share, and after deducting underwriter commissions and estimated offering expenses payable by us, investors in this offering can expect an immediate dilution of $_____ per share, or _____%, at the public offering price. In addition, in the past, we issued options and warrants exercisable for shares of our common stock, and shares of preferred stock and convertible notes convertible into shares of common stock, and we may need to do so in the future to support our operations.  To the extent these options and/or warrants are exercised, shares of preferred stock and convertible notes are converted, you will sustain future dilution.

Management has ultimate discretion over the actual use of proceeds derived from this offering.

The net proceeds from this Offering will be used for the purposes described under “Use of Proceeds.”  However, we reserve the right to use the funds obtained from this Offering for other similar purposes not presently contemplated which we deem to be in the best interests of the Company and our shareholders in order to address changed circumstances or opportunities.  As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of the Board of Directors with respect to application and allocation of the net proceeds of this Offering.  Investors who purchase our common stock will be entrusting their funds to our Board of Directors, upon whose judgment and discretion the investors must depend.  The failure of our management to apply these funds effectively could harm our business.  Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value.

This Offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither our counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our shares, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a decision to purchase our shares.

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There is no minimum capitalization required in this Offering.

We cannot assure that all or a significant number of shares of our Common Stock will be sold in this Offering. Since there is no minimum amount in this Offering, investors’ subscription funds will be used by us as soon as they are received, and no refunds will be given if an inadequate amount of money is raised from this Offering to enable us to conduct our business. Management has no obligation to purchase shares of our Common Stock. If we raise less than the entire amount that we are seeking in this Offering, then we will not have sufficient capital to meet our operating requirements or to list our shares of Common Stock on Nasdaq. We cannot assure that we could obtain additional financing or capital from any source, or that such financing or capital would be available to us on terms acceptable to us. Under such circumstances, investors in our Common Stock could lose their entire investment in our Company. Furthermore, investors who subscribe for shares in the earlier stages of this Offering will assume a greater risk than investors who subscribe for shares later in this Offering as subscriptions approach the maximum amount of the Shares in this Offering.

Risks Related to Our Common Stock

The extent and duration of Russia’s military action in Ukraine or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In late February 2022, Russia launched a large-scale military attack on Ukraine. The invasion significantly amplified already existing geopolitical tensions among Russia, Ukraine, Europe, NATO and the West, including the U.S. In response to the military action by Russia, various countries, including the U.S., the United Kingdom, and European Union issued broad-ranging economic sanctions against Russia. Such sanctions included, among other things, a prohibition on doing business with certain Russian companies, large financial institutions, officials and oligarchs; a commitment by certain countries and the European Union to remove selected Russian banks from the Society for Worldwide Interbank Financial Telecommunications (“SWIFT”), the electronic banking network that connects banks globally; and restrictive measures to prevent the Russian Central Bank from undermining the impact of the sanctions. Additional sanctions may be imposed in the future. Such sanctions (and any future sanctions) and other actions against Russia may adversely impact, among other things, the Russian economy and various sectors of the economy, including but not limited to, financials, energy, metals and mining, engineering and defense and defense-related materials sectors; result in a decline in the value and liquidity of Russian securities; result in boycotts, tariffs, and purchasing and financing restrictions on Russia’s government, companies and certain individuals; weaken the value of the ruble; downgrade the country’s credit rating; freeze Russian securities and/or funds invested in prohibited assets and impair the ability to trade in Russian securities and/or other assets; and have other adverse consequences on the Russian government, economy, companies and region. Further, several large corporations and U.S. states have announced plans to divest interests or otherwise curtail business dealings with certain Russian businesses.

The ramifications of the hostilities and sanctions, however, may not be limited to Russia, Ukraine, and Russian and Ukrainian companies but may spill over to and negatively impact other regional and global economic markets (including Europe and the United States), companies in other countries (particularly those that have done business with Russia and Ukraine) and on various sectors, industries and markets for securities and commodities globally, such as oil and natural gas. Accordingly, the actions discussed above and the potential for a wider conflict could increase financial market volatility, cause severe negative effects on regional and global economic markets, industries, and companies and have a negative effect on investments and performance beyond any direct exposure to Russian and Ukrainian issuers or those of adjoining geographic regions. In addition, Russia may take retaliatory actions and other countermeasures, including cyberattacks and espionage against other countries and companies around the world, which may negatively impact such countries and the companies.

The extent and duration of the military action or future escalation of such hostilities, the extent and impact of existing and future sanctions, market disruptions and volatility, and the result of any diplomatic negotiations cannot be predicted. Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

Since we are traded on the OTCQB, an active, liquid trading market for our common stock may not develop or be sustained. If and when an active market develops, the price of our common stock may be volatile.

Presently, our common stock is traded on the OTCQB under the symbol “VMNT”. There is limited trading in our stock, and, in the absence of an active trading market, investors may have difficulty buying and selling or obtaining market quotations, market visibility for shares of our common stock may be limited, and a lack of visibility for shares of our common stock may have a depressive effect on the market price for shares of our common stock.

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The lack of an active market impairs your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares. Holders of our common stock may, therefore, have difficulty selling their common stock, should they decide to do so. In addition, there can be no assurances that such markets will continue or that any shares of common stock will be able to be sold without incurring a loss. Any such market price of the common stock may not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value, and may not be indicative of the market price for the common stock in the future. Further, the market price for the common stock may be volatile depending on a number of factors, including business performance, industry dynamics, news announcements or changes in general.

Trading in stocks quoted on the OTCQB is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. The securities market has from time-to-time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of shares of our common stock. Moreover, the OTCQB is not a stock exchange, and trading of securities is often more sporadic than the trading of securities listed on a quotation system like Nasdaq or a national stock exchange like the NYSE. Accordingly, stockholders may have difficulty reselling any shares of common stock.

There is no assurance that we will be able to pay dividends to our shareholders, which means that you could receive little or no return on your investment.

Payment of dividends from our earnings and profits may be made at the sole discretion of our Board of Directors. There is no assurance that we will generate any distributable cash from operations. Our Board may elect to retain cash for operating purposes, debt retirement, or some other purpose. Consequently, you may receive little or no return on your investment.

Our shares will be subordinate to all of our debts and liabilities, which increases the risk that you could lose your entire investment.

Our shares are equity interests that will be subordinate to all of our current and future indebtedness with respect to claims on our assets. In any liquidation, all of our debts and liabilities must be paid before any payment is made to our shareholders. The amount of any debt financing we incur creates a substantial risk that in the event of our bankruptcy, liquidation or reorganization, we may have no assets remaining for distribution to our shareholders after payment of our debts.

Our Board of Directors may authorize and issue shares of new classes of stock that could be superior to or adversely affect you as a holder of our common stock.

Our Board of Directors has the power to authorize and issue shares of classes of stock, including preferred stock that have voting powers, designations, preferences, limitations and special rights, including preferred distribution rights, conversion rights, redemption rights and liquidation rights without further shareholder approval which could adversely affect the rights of the holders of our common stock. In addition, our Board could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing common stockholders.

Any of these actions could significantly adversely affect the investment made by holders of our common stock. Holders of common stock could potentially not receive dividends that they might otherwise have received. In addition, holders of our common stock could receive less proceeds in connection with any future sale of the Company, whether in liquidation or on any other basis.

We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 500,000,000 shares of common stock. We currently have 70,524,209 shares of common stock issued and outstanding. The future issuance of common stock will result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our common stock.

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The trading price of our common stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our common stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations located outside of the United States. In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for factors specific to our own operations, including the following:

•	variations in our revenues, earnings, and cash flow;
•	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;
•	announcements of new offerings, solutions and expansions by us or our competitors;
•	changes in financial estimates by securities analysts;
•	detrimental adverse publicity about us, our brand, our services or our industry;
•	additions or departures of key personnel;
•	sales of additional equity securities; and
•	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our common stock will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We are subject to the penny stock rules, which will make shares of our common stock more difficult to sell.

We are subject now and, in the future, may continue to be subject to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

The sale or availability for sale of substantial amounts of our common stock could adversely affect their market price.

Sales of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the market price of our common stock and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities. We currently have 70,524,209 shares of common stock outstanding, with approximately 38.4% of the shares being held by affiliates. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our common stock.

We are an emerging growth company within the meaning of the Securities Act and therefore may take advantage of certain reduced reporting requirements.

Since we are an “emerging growth company,” as defined in the JOBS Act, we will take advantage of certain exemptions from requirements applicable to other public companies which are eligible to be considered emerging growth companies. Most significantly, we need not comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

Risks Related to the DevBlock Acquisition

The ability to successfully effect the DevBlock Acquisition and to be successful thereafter will be dependent upon the efforts of key personnel, including DevBlock’s key personnel whom the Company expects to stay with DevBlock following the DevBlock Acquisition. The loss of key personnel could negatively impact the operations and profitability of the Company and its financial condition could suffer as a result.

The ability to successfully effect the DevBlock Acquisition is dependent upon the efforts of key personnel of both DevBlock and the Company. It is possible that either DevBlock or the Company will lose some key personnel, the loss of which could negatively impact the ability to successfully effect the DevBlock Acquisition. We anticipate that some or all of the management of DevBlock will remain in place following the DevBlock Acquisition.

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Our success depends to a significant degree upon the continued contributions of senior management, certain of whom would be difficult to replace. Departure by certain of the Company’s officers could have a material adverse effect on the Company's business, financial condition, or operating results.

We may waive one or more of the conditions to, or agree to changes to the terms of the DevBlock Purchase Agreement

We may agree to waive, in whole or in part, one or more of the conditions to our obligations to complete the DevBlock Acquisition, to the extent permitted by our current certificate of incorporation and bylaws and applicable laws. However, if our Board determines that a failure to satisfy the condition is not material, then our Board may elect to waive that condition and close the DevBlock Acquisition.

In the period leading up to the closing of the DevBlock Acquisition, other events may occur that, pursuant to the DevBlock Purchase Agreement, would require the Company to agree to amend the DevBlock Purchase Agreement, to consent to certain actions or to waive rights that the Company is entitled to under those agreements. Such events could arise because of changes in the course of DevBlock’s business, a request by DevBlock to undertake actions that would otherwise be prohibited by the terms of the DevBlock Purchase Agreement or the occurrence of other events that would have a material adverse effect on DevBlock's business and would entitle the Company to terminate the DevBlock Purchase Agreement. In any of such circumstances, it would be in the discretion of the Company, acting through our Board, to grant its consent or waive its rights.

If the DevBlock Acquisition's benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of our Common Stock may decline.

If the benefits of the DevBlock Acquisition do not meet the expectations of investors or securities analysts, the market price of our Common Stock prior to the closing of the DevBlock Acquisition may decline. The market values of our Common Stock at the time of the DevBlock Acquisition may vary significantly from their prices on the date the DevBlock Purchase Agreement was executed.

If we complete the DevBlock Acquisition, past performance by DevBlock, including its management team, may not be indicative of future performance of an investment in our Company.

Past performance by DevBlock and by its management team is not a guarantee of success with respect to the DevBlock Acquisition. You should not rely on the historical record of DevBlock or its management team's performance as indicative of the future performance of an investment in the Company or the returns the Company will, or is likely to, generate going forward.

We may not be able to raise the funds required to complete the DevBlock Acquisition, which will cause us to be solely dependent on our current businesses.

The DevBlock Acquisition is dependent on our Company receiving third party financing to help fund the purchase price payments under the DevBlock Purchase Agreement. Such third-party financing may not be available at all or may involve dilutive equity financing or incurring indebtedness at higher than desirable levels.

We may be unable to obtain additional financing, if required, to complete the DevBlock Acquisition, which could compel us to restructure or abandon the DevBlock Acquisition.

Although we believe that the Company has sufficient funds to satisfy the initial purchase price payment at the closing of the DevBlock Acquisition, we will be required to seek additional financing to ensure that we have sufficient funds to satisfy the remaining purchase price installment payments under the terms of the DevBlock Purchase Agreement. Such financing may not be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed, we would be compelled to either restructure the DevBlock Acquisition or default on our obligations under the DevBlock Purchase Agreement, which may result in the return of all the shares of DevBlock being returned to its former shareholders.

The foregoing risk factors are not to be considered a definitive list of all the risks associated with an investment in our Common Stock. This Offering Circular contains forward-looking statements that are based on our current expectations, assumptions, estimates, and projections about our business, our industry, and the industry of our clients. When used in this Offering Circular, the words “expects,” anticipates,” “estimates,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The cautionary statements made in this Offering Circular should be read as being applicable to all related forward-looking statements wherever they appear in this Offering Circular.

Status as Not a Shell Company

The Company it is not a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, The Company is a “start-up” company which the Commission explicitly differentiates in Footnote 172 to SEC Release No. 33-8869 from “shell” companies covered under Rule 144(i)(1)(i) (the “Rule”). In adopting the definition of a shell company in SEC Release No. 33- 8587 (the “Release”), the Commission stated that it intentionally did not define the term “nominal” and it did not set a quantitative threshold of what constitutes a shell company. Indeed, under the Rule, the threshold for what is considered “nominal” is, to a large degree, subjective and based upon facts and circumstances of each individual case.

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The Company is actively engaged in the implementation and deployment of its business plan. These activities include:

The Company’s operations are more than just “nominal.” As the Commission points out in its Release, there are no established quantitative thresholds to determine whether a company’s operations are in-fact “nominal”. Instead, the determination is to be made on a case-by-case basis, with significant regards to a subjective analysis aimed at preventing serious problems from allowing scheming promoters and affiliates to evade the definition of a “shell” company (as well as the intent of the Rule). As described in Footnote 32 to the Release, the Commission expounds its rationale for declining to quantitatively define the term “nominal” regarding a shell company.

It is reasonably commonplace that development stage or “start-up” companies have limited assets and resources, as well as having a going concern explanatory paragraph in the report of its independent registered public accounting firm. The Company is considering all possible avenues to develop its business model. The Company believes that by being a public company this should increase its image and credibility in the marketplace and provide possible sources of funding for its business.

The Company’s management has been working at implementing the Company’s core business strategy, including, but not limited to, and business development in anticipation of its progressing operations and the development of its business model. The Company’s operations are more than “nominal” and that it does not fall within the class of companies for which the Commission was aiming to prevent as referenced in Release Footnote 32.

DILUTION

The price of the current offering is priced in the range of $[*] – $[*] per share. This price is significantly higher than the price paid by the Company’s officers and directors and early investors.

We intend to sell up to ___________ shares of our Common Stock. We were initially capitalized by the sale of our Common Stock. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all ____________ shares of Common Stock will be sold.

	Shares Issued		Total Consideration		Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	70,524,209
Purchasers of Shares			$
Total		100		100

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the offering by us, assuming that 25%, 50%, 75% and 100% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of March 31, 2023. Totals may vary due to rounding.

AS OF MARCH 31, 2023

Maximum raise $ _______________

	25%		50%		75%		100%
Offering Price	$		$		$		$
Net tangible book value at March 31, 2023	$		$		$		$
Net tangible book value after giving effects to offering	$		$		$		$
Increase in net tangible book value per share	$		$		$		$
Per share dilution to new investors	$		$		$		$
Percent dilution to new investors		%		%		%		%

Notes: [1] the Offering Price represents the mid-point of the pricing of the shares $___.

DETERMINATION OF OFFERING PRICE

The offering price of the common stock will be fixed and has been determined, in part, by the price of the publicly traded shares of the Company. It is the opinion of the Company that the price of the shares does not bear any relationship to our assets, book value, historical earnings or net worth. No valuation or appraisal has been prepared for our business.

On [  ], 2023 the closing bid price on the OTC Markets for our Common Stock was $[  ].

PLAN OF DISTRIBUTION AND SELLING STOCKHOLDERS

Plan of Distribution

The Company is offering up to [*] shares of Common Stock, as described in this Offering Circular. [*] (“*”) has agreed to act as a placement agent to assist in connection with this Offering, subject to the terms and conditions of the placement agency agreement dated [The *], 2023, as amended from time to time. [*] is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. In addition, [*] may engage other brokers to sell the securities on its behalf. The Company may also sell securities directly to participants in this Offering.

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The Company, its directors and officers, and any other holder(s) of five percent or more of the outstanding shares of Common Stock of the Company as of the registration and qualification of the shares shall enter into customary “lock-up” agreements in favor of [*] pursuant to which such persons and entities shall agree, for a period of six months after the Offering is completed, that they shall neither offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any securities of the Company without [*] prior written consent, including the issuance of shares of Common Stock upon the exercise of currently outstanding options approved by [*].

Commissions and Discounts

We have agreed to pay [*] commissions of up to [*]% of the gross proceeds received from investors who purchase shares through [*] and [*]% of the gross proceeds from investors who purchase shares if the investors were introduced by us. [State additional consideration, if applicable].

The following table shows the per share and total cash placement agents’ commissions we will pay to the placement agents in connection with this offering, assuming the purchase of all of the shares offered hereby:

	Per Share	Total
Public offering price	$	$
Placement Agent commissions	$	$
Proceeds, before expenses, to us	$	$

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Placement Agent Compensation

In addition to commissions, we are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) our transportation, accommodation, and other roadshow expenses. We will reimburse [*] for its expenses related to this Offering up to a maximum aggregate expense allowance (including any advances for anticipated out-of-pocket costs) of $[*].

Assuming that the full amount of the offering is raised, we estimate that the legal and audit expenses of the offering payable by us, excluding the placement agents’ fees, will be approximately $[*], excluding marketing expenses, which are expected to be approximately $[*] per month and which may increase as the Company obtains sufficient capital to allow it to do so.

Upon the Closing, for a period of twelve months from the commencement of sales of the Offering, the Company, or any subsidiary of the Company, will grant [*] the right of first refusal to act as underwriter and/or placement agent for all future public and private equity and debt (excluding commercial bank debt) offerings during such twelve-month period.

[Insert additional terms of placement agent compensation, if applicable]

Other Terms

Selling Stockholders

No securities are being sold for the account of stockholders; the Company will receive all the net proceeds of this Offering.

Investors’ Tender of Funds

USE OF PROCEEDS TO ISSUER

The net proceeds of a fully subscribed $[*] offering, after estimated total offering expenses and commissions, will be approximately $[*]. Vemanti plans to use these proceeds for working capital and other general corporate purposes. If the offering is only partially subscribed, Vemanti will adjust its use of proceeds accordingly. Estimated net proceeds from a partially subscribed offering would be approximately:

Percentage subscribed	Gross Proceeds	Net proceeds

100%	$	$

75%	$	$

50%	$	$

25%	$	$

Because the offering is a “best efforts” offering without a required minimum offering amount, we may close the offering without sufficient funds for all the intended purposes set out above. There is no arrangement to return funds to subscribers if all of the securities offered are not sold.

The Company reserves the right to change the above use of proceeds without notice if management believes it is in the best interests of the Company.

DESCRIPTION OF BUSINESS

Corporate History including Recent Development

Our Company

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About Vemanti

Vemanti, incorporated on April 3, 2014, under the laws of the State of Nevada, is a financial technology (fintech) company that seeks to generate revenues in the emerging and high-growth markets of Vietnam and Southeast Asia. The Company believes that its core strengths are in newer technology development and that it can drive growth through socially impact-driven products. In particular, the Company intends to focus its future product and business development on digital banking (aka neobanking) and fintech applications using disruptive technologies aimed at making credit simpler and easier to access for small to medium enterprises (“SMEs”) in our target markets.

Our Growth Strategies

In the wake of U.S.-China trade tensions and the COVID-19 pandemic, the Company believes that many global supply chains began looking at China +1 policies. Vemanti believes that Vietnam has been a significant beneficiary of this change, leading to significant growth in the import and export of goods. In 2021, according to a January 2022 report issued by the Vietnam General Statistics Office, the total export and import turnover of goods reached $668.54 billion USD, representing an increase of 22.6% over the previous year. According to a 2021 report published by the OECD, SMEs play a relevant role in exports, accounting for 88% of exporting enterprises and for about half of export volume. However, according to the Vietnam Chamber of Commerce and Industry (“VCCI”), only 30 percent of SMEs in Vietnam have access to loans from the formal sector, with the rest having to use their own funds or depend on unregulated loans.

The Company believes that these trends have led to a significant need for SME financing in Vietnam, and it is aiming to address this demand with technological solutions providing access to short-term loan products. Currently, the Company believes that trade finance (aka invoice financing or factoring) is an industry dominated by banks that focus on large, established corporate customers. Vemanti’s goal is to create simpler access to credit through the use of technological solutions. In the next 12 months, the Company intends to develop and release an online platform product to connect the export-dependent SMEs in Vietnam with short-term business financing based on Accounts Receivable (“AR”). The plan is to connect them to more simplified and faster financial services using digital-only technological solutions through formal collaborations with traditional banks, leveraging their existing banking infrastructure and frameworks, including but not limited to risk, compliance, and security.

PVcomBank Collaboration

On August 11, 2021, the Company signed a Fintech and Banking-as-a-Service (“BaaS”) business cooperation Memorandum of Understanding (“MOU”) with PVcomBank to jointly develop digital banking solutions for the underserved consumers and small businesses in Vietnam. PVcomBank is a fully licensed and regulated bank in Vietnam with core banking products and services. It has a network of 108 transaction offices in major provinces and cities in Vietnam that provide a range of products and services for its individual and corporate clients. According to the signed MOU outlining the partnership, Vemanti will gain access to the technical know-how and banking expertise of PVcomBank via PVcomBank’s banking license, core banking services, and an existing technology platform purpose-built for API-based integration.

On March 21, 2022, the Company entered into a master Digital Banking Platform Agreement with PVcomBank (the “Platform Agreement”) under which Vemanti agreed to partner with PVcomBank in designing, developing, and delivering a digital-only banking platform (the “Platform”) for accessing PVcomBank’s products and services to SMEs in Vietnam.  The specific products and services to be provided through the Platform, as well as the terms of the agreement, including the distribution of revenues derived from each such product or service, are to be specified in annexes to the Platform Agreement (of which none have been entered into as of the date of this offering circular).

Pursuant to the Platform Agreement, the Company is collaborating with PVcomBank in business planning and development for the partnership; procure and provision necessary software licensing and intellectual property rights to support and maintain the operations of the partnership; develop and operate the Platform to support the products and services offered by PVcomBank, work with PVcomBank to develop and implement back-end integration between the Platform and PVcomBank’s banking systems; work with PVcomBank to integrate the partnership’s customer service experience into PVcomBank’s back-end systems, provide technical support with regard to the Platform; conduct market research relating to the launch and operations of the partnership; conduct marketing, promotion, and branding activities for the partnership; conduct customer acquisition and onboarding procedures; establish and maintain a customer service center for both pre- and post-sales activities; provide technical support with regard to the Platform to enable PVcomBank’s compliance with its regulatory and reporting requirements; collaborate with PVcomBank to identify, evaluate, and manage partnership risks; and keep customer data, financial records, and information related to the partnership confidential. The Company has also agreed to comply with certain policies and procedures, to be determined by the mutual agreement of the parties, with respect to each service offered.

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All staff employed at or for the direct benefit of, or performing services in or about, the Platform will be employees of Vemanti or an affiliate, except where PVcomBank staff is required to perform certain tasks under applicable banking laws and regulations. Vemanti will be responsible for paying the salaries, taxes, benefits, and other employment expenses of the platform staff, as well as the cost of any consultants and experts retained by Vemanti to operate the Platform.

Pursuant to the Platform Agreement, PVcomBank will advise Vemanti in business and management matters in respect to the preparation and operation of the partnership; engage and cooperate with Vemanti for all advice, services, trademarks, and licenses required to support the operation of the partnership; make PVcomBank’s back-end systems and data available for the development and implementation of interfaces to the partnership’s customer service experience; execute account opening and maintenance procedures and transactions to provide the partnership’s products and services to the partnership’s customers; ensure the availability and capacity of PVcomBank’s back-end systems according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; ensure the availability of PVcomBank’s back-end systems that enable Vemanti to access the partnership’s customer data records; provide troubleshooting support according to a mutually-agreed service level agreement as to each service to be jointly offered by Vemanti and PVcomBank; support Vemanti’s market research and marketing activities; use available transaction locations serving as premises for the partnership where needed; place and ensure the availability of ATMs at agreed locations to support partnership activities; collaborate with Vemanti with respect to identifying, evaluation, and managing partnership risks; keep customer data, financial records, and information related to the partnership confidential; satisfy applicable standards, requirements, and reporting obligations of PVcomBank with respect to the partnership; and comply with applicable law and regulations with respect to the partnership.

The Platform Agreement has an initial ten-year term, which may be extended by either Vemanti or PVcomBank upon 90 days’ advance written notice to the other party prior to the expiration of the then-current term.  During the term, PVcomBank will not agree to, engage with, or permit any other entity or person to utilize PVcomBank’s licensing, brand, and resources to offer the same financial products and services to a specific business sector or customer group as Vemanti or engage in any similar service as those provided by Vemanti under the agreement.  However, until the parties have mutually adopted an annex setting forth specific terms, products and services, PVcomBank will have the right to access and provide products and services to its customers without restriction.

Each of Vemanti and PVcomBank has the right to terminate the Platform Agreement upon the occurrence of certain insolvency events with respect to the other party or upon 60 days’ written notice following the occurrence of an uncured material breach of the Platform Agreement by the other party.  In the event of such termination, the defaulting party must pay a breach termination fee (to be set forth in the applicable annex for each service provided under the Platform Agreement) and indemnity the non-breaching party for all damages arising from the breach.  The Platform Agreement also contains customary indemnification provisions.

Through the Platform Agreement and our collaboration with PVcomBank, Vemanti intends to utilize PVcomBank’s banking expertise and existing core banking system to connect SMEs in Vietnam with an innovative digital-only banking solution. As part of this new model, we plan to develop and utilize a Vemanti-branded platform to allow customers to sign up for accounts and get access to services entirely online, while still having the option of visiting a convenient PvcomBank branch location if needed. We intend for customers using our Platform to have SME-tailored banking services and financial products of PVcomBank and eventually will be able to seamlessly integrate them into their business operations using API-based third-party accounting software.

Vemanti is actively working with PVcomBank to develop and launch the first product which is expected to be a short-term working capital loan program specifically designed for small to medium enterprises in Vietnam. PVcomBank will underwrite the loans while our Platform will provide the sales channel, generating leads and qualifying customers.  The Company expects the launch to be in mid- to late-2023.

Our Business Objectives

Through our partnership with PVcomBank, Vemanti’s goal is to have a portfolio of products and services for our platform built around the financial needs of small businesses. We plan for our platform to be enhanced and connected to make information streams about small businesses more readily available and integrated in ways that provide more accurate insight into a small business’s financial health and future needs. This integration would allow credit to be made easily available to small business owners where the loan application is “always on”. Instead of receiving an offer in a linear fashion to apply for a loan, business owners would get a notification alerting them in real-time how much credit is already pre-approved and available for their business, should they want to use it.

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Moving forward and in the future, we plan to seek out high-growth opportunities in financial technology (fintech) development with additional business partnerships in Vietnam and other markets in Southeast Asia where adoption of digital financial solutions is often accelerated due to lack of user-friendly and innovative banking services. Strategically and long-term, we are focused on providing inclusive access to financial services for the underserved consumers and businesses using technologies, including but not limited to API-based open banking, blockchain, cloud computing, machine learning, and artificial intelligence.

Competitive Landscape

A number of products and services in Vietnam are directly or indirectly in competition with us, including but not limited to the following companies:

Lendbiz

Lendbiz is targeted at small and medium-sized enterprises in Vietnam. Lendbiz focuses on business loans and aims to provide inexpensive capital to enterprises and help develop the business community in Vietnam.

Tima

Tima is an online marketplace for consumer-focused financial services that utilizes credit-scoring technology and algorithms to obtain credit scores and analyze data from social media accounts to determine creditworthiness.

 HuyDong (LoanVi)

HuyDong, formerly known as LoanVi, focuses on personal loans. Founded in 2015, the company aims at bridging the gap between the unbanked/underbanked population and investors. The solution provides individuals with affordable credit from investors through a secured, risk-controlled process.

VayMuon

VayMuon is a subsidiary of Nextech who also operates FastGo (a ride-hailing app), Nganluong eWallet, and amabuy.com (a website that helps local Vietnamese buy goods from Amazon.com on a contractual basis). It is focusing on unsecured micro-lending.

Mofin

Mofin is powered by Mofin Asia and Netfin Vietnam with a focus on providing micro unsecured loans to individuals.

Megalend Viet Nam

Megalend is focusing on asset-backed lending.

Aspire

Aspire, a Singapore-based fintech, touts itself as an all-in-one finance operating system for growing businesses. They focus on SMEs to bring a wide range of lending and deposit services to their customers.

Validus

Validus is another Singapore-based fintech that provides invoice, inventory, and purchase order financing to small to medium sized businesses through their lending platform.

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Other Products and Services

VoiceStep

Through our wholly owned subsidiary VoiceStep, we continue to provide a one-stop solution with regard to business-class VoIP services to our small to medium-sized business customers in the United States. VoiceStep provides a cloud-based multi-location, multi-user, enterprise-grade communications solution that enables employees to communicate through voice, text, web conferencing, and fax on devices, including smartphones, tablets, PCs, and desk phones. It offers PBX features such as multiple extensions, call control, Outlook integration, SM, telephony conferencing; fax, auto-receptionist, call logs and rule-based call routing and answering. The Company also has the ability to deliver customized voice applications to meet a customer’s business requirements. The entire switching infrastructure of VoiceStep is based on next generation softswitch architecture and was engineered in-house from the ground up. This eliminates certain dependency on third-party vendors and, at the same time, allows the Company greater technical flexibility and economic scalability. We offer business-class VoIP products such as cloud phone systems (aka hosted PBX) and domestic/International origination and termination as a cost-saving and profit-increasing solution to multi-location enterprise customers. We are capable of delivering business-class VoIP solutions in all 50 States as well as in Canada and other countries where VoIP applications are allowed. VoiceStep’s network enables the following technology solutions: unified communications, data center services, content delivery, VoIP and cloud computing.

Due to lack of capital, our Fixed-Mobile Convergence (“FMC”) technology was not fully developed and has only been deployable in a controlled test environment. Its consumption of valuable engineering resources caused the Company to fall behind in the host-PBX market. Due to the global and distributed nature of the workforce, businesses today demand service providers to offer not only simple voice and data services, but also fully integrated productivity and coloration tools such as Customer Relationship Management (“CRM”), call center, team and video messaging, and videotelephony conferencing to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as add a large team of product and business developers which would require a sizable upfront investment. Currently, the Company does not have sufficient capital, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector.

For the next 12 months, we plan to implement two strategies to sustain the operations of VoiceStep: cost reduction and revenue growth. We have started cost-reduction measures for our ongoing operating expenses by renegotiating prices and/or cancelling redundant products with existing vendors and service providers. As for revenue growth, we plan to seek out and partner with local IT services companies who are seeking a white-label business-class VoIP solution for their existing customers who either have not yet made the switch to VoIP or are looking for a voice solution that allows employees to work remotely using a virtual phone system due to COVID-19. Additionally, we have reserved a portion of our cash on hand to ensure the operational continuity of VoiceStep for at least the next 12 months. Therefore, we don’t foresee any negative impact on our ongoing VoiceStep operations or future fintech business strategies.

Given telecommunications technologies (i.e., voice and data networks) are the basic foundation for all Internet-based products and services, we believe that moving our focus to fintech is a natural evolution for telecom service providers like ourselves. We believe that the telecommunications industry has changed dramatically, and it is merging and/or intersecting with other industries, such as social media and financial services. For example, an end-user communications device such as a mobile phone can now be utilized as a vehicle for bill payments, investments, and e-commerce services. Telecom standards continue to improve in terms of speed and capacity to allow service providers to launch additional value-added services. Many of the major carriers in the US have been considering how they can roll out embedded banking services using 5G. Outside of the US, many telecom service providers, including carriers in Southeast Asia and Vietnam, started making e-wallet services available over 10 years ago to their end-users. This allows them to pay for online purchases (like PayPal), perform person-person funds transfer (similar to Venmo), and pay monthly utility bills. Our CEO, Tan Tran, had acted as an advisor to some of these service providers in their implementation strategies, so we believe that fintech is something in which the Company is well versed.

eLoan

Until June 16, 2022, we held an 18.6% interest in Fvndit, f/k/a Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”). Fvndit, through its subsidiaries, operates an online short-term P2P financing platform for SMEs in Vietnam. Fvndit’s mission is to make borrowing through credit a simpler process for entrepreneurs, thus making investing more rewarding for investors. Its wholly owned subsidiary eLoan, which was launched in 2017, operates an online P2P funding platform that matches investors with entrepreneurs, allowing anyone on the platform to fund short-term working capital directly to SMEs in Vietnam. The Company purchased a 20% interest in Fvndit on November 13, 2018 for a total purchase price of $300,000. Subsequently, our interest in Fvndit became 18.6% due to Fvndit’s new stock issuances. The Company paid $150,000 of the purchase price in a cash payment together with 1,252,086 shares of newly issued common stock of Vemanti (worth $150,0000). Immediately upon the closing of the transaction, Vemanti was entitled to the following rights in Fvndit (i) at least one (1) seat on each of the Board of Directors of Fvndit and/or eLoan and eLoan Holdings, (ii) veto rights regarding all matters relating to corporate governance and operations of Fvndit and eLoan, (iii) right of first refusal regarding an investment or acquisition of any kind, (iv) most favored nation protection and treatment above all other shareholders of Fvndit and eLoan, (v) at least a 25% discount preference on each and all future rounds of fundraising, and (vi) should eLoan engage in a down round of financing, Vemanti’s holdings shall be maintained at the rate and value before any such down round financing at no cost to Vemanti.

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On June 16, 2022, the Company executed and consummated the transactions contemplated by a stock purchase agreement (the “Stock Purchase Agreement”) entered into by and between the Company and Fvndit.  Pursuant to the terms of the Stock Purchase Agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain intellectual property assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit, and no longer holds the securities of any other entity other than those of our wholly owned subsidiary, VoiceStep Telecom, LLC.

Vemanti Digital

On June 26, 2021, through our former wholly owned subsidiary incorporated under the laws of the British Virgin Islands, Vemanti Digital Ltd. (“Vemanti Digital”), we deployed an Ethereum smart contract for a US Dollar-backed, fully reserved, stablecoin named Vemanti USD (“USDV”). Stably Corporation (“Stably”), a blockchain and financial technology company, provided the technology infrastructure for asset tokenization for USDV, and First Digital Trust Ltd. (“FDT”) acted as the escrow agent and custodian/trustee for the USD reserve funds of USDV. No USDV tokens were released to any party outside of the Company. Due to the current lack of a clear legal framework specific to stablecoins, the Company currently does not foresee an unhindered path for USDV to become commercially available and widely adopted in any jurisdiction without regulatory and compliance risks and thus has decided to end the USDV project. As of February 22, 2022, the Company has terminated its agreements with Stably and FDT, and all USDV tokens have been burned.  On April 28, 2022, Vemanti Digital was formally dissolved.

Bitcoin

At the end of March 2021, we made a Bitcoin purchase through Gemini Trust Company, LLC (“Gemini”) (https://gemini.com) a digital currency exchange and custodian that allows customers to buy, sell, and store digital assets. Gemini is a New York-based trust company regulated by the New York State Department of Financial Services (NYDFS). As of May 26, 2022, we liquidated our investment in Bitcoin and we do not currently hold, nor do we intend to acquire or hold, digital assets in the future.

M&A Activity

Another strategy our Company may employ is to acquire companies and/or form joint ventures to rapidly expand our growth. We intend to look at companies who have products or resources that may help accelerate our business plans for the digital-only banking services with PVcomBank.

Competitive Strengths

We believe our following competitive strengths differentiate us from our competitors:

•	access to many partner companies in the fintech sector that already have market viable products;
•	ground-level knowledge and experience working in Vietnam and Southeast Asia; and
•	our ability to tie leading-edge technologies to real-world solutions.

Products

As discussed above under “PVcomBank Collaboration”, we intend to design and launch a digital-only banking platform for providing products and services to SMEs in Vietnam with back-end integration with PVcomBank. As of the date of this offering circular, we are in the design and testing phase of the platform.

VoiceStep’s current core products are:

•	Business-class VOIP cloud phone system (a/k/a “Hosted PBX”);
•	Carrier-class domestic/international origination and termination; and
•	Essential business communications tools and applications such as fax, SMS (texting), call conferencing, and call center.

VoiceStep operates in a variety of small to medium business industries. All of our customers are on a monthly recurring service plan. As our customers do not require capital investment or maintenance contracts, it lowers our cost of ownership and allows the customers to easily migrate away from costly traditional on-premise PBX providers.

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Our Suppliers

We have identified a supplier for our planned digital banking platform and have completed contract negotiations.

We currently depend on four (4) suppliers to deliver the VoIP solutions to us that we then re-sell to small and medium business customers:

•	Cyxtera Technologies, a data center and colocation vendor from whom we rent rack space, power, and internet connectivity on a contractual basis to host our servers and networking equipment;
•

Voyant Communications, f/k/a Vitelity, a wholesale VoIP communications service provider, who, from their end, terminates the telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers in the US and Canada;

•

ScarletHawk Solutions, D.B.A Voxlinx, a wholesale VoIP communications service provider, who, from their end, terminates telephone calls for our customers, which then allows them to receive incoming calls to telephone numbers located in more than 60 countries outside the US and Canada; and

•

THINQ is a wholesale VoIP communication service provider, who interconnects with multiple carriers across the globe to allow our customer to make outgoing calls to any numbers in the US and to other countries.

Marketing and Sales

We have not engaged in marketing or sales in connection with our planned digital banking platform, which has not yet been launched. Pursuant to the Platform Agreement, we will be responsible for all marketing and sales in connection with the Platform.

We currently market our products through third-party sales and marketing services providers. We changed our business model 9 years ago when Skype, WhatsApp and other similar platforms started to come into the marketplace. Whereas we originally sold calling card minutes to individuals, we then adjusted and focused more on business customers. We focused on businesses that already had an internet subscription or connection and could purchase phone lines from our Company at discounted rates, rather than other mainstream companies such as AT&T and Verizon which offered more costly calling card packages. Our Company offers alternative services that allow businesses to be able to communicate with the outside world as well as their consumer base, but at a lower cost.

Revenue that has been generated in the last 2 years is based on essentially the same customers the Company has had since 2015.

Customers

We define a “customer” as a party that purchases or subscribes to our products and services directly or indirectly through our channel partners.

Our planned digital banking service has not been launched and, consequently, has no customers.

For VoiceStep, our Company currently has a customer base which mostly comprises SMEs, such as dentist offices, beauty salons, real estate companies etc., in the United States. We strive to establish and maintain long-term relationships with our customers, and we currently do not have a significant customer concentration in any particular business sector. Four of our customers account for more than 10% of our total revenue for the years ended December 31, 2022, and 2021. Our service is subscription based. Customers initially sign up for services via our VoiceStep Business Communications Service Agreement. Customers designate how many users our services are needed for, Voice & FAX plan type, and whether they choose to be billed annually or monthly.

Customer accounts automatically renew each month or year, depending on their payment choice, until such time that a customer chooses to cancel their service.

We generate revenues primarily from the sale of our monthly and yearly subscription plans for our cloud-based VoIP services. As our customers’ needs change, they often add users to existing services or upgrade to better plans, which provide them with additional features and functionality.

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In late 2014, the Company started working on Fixed Mobile Convergence (“FMC”) technology. This end-to-end mobility solution will help ensure that employees, partners, customers, processes and assets of a company are securely connected and can be optimized in the workplace. When employees leave the office, they are leaving opportunities behind if they are missing critical calls and voice messages on their desk phone, playing phone tag with important customers or sacrificing certain ideal features of their fixed, desk-based phones. The Company’s solutions for FMC make PBX features that are enjoyed in the office available and accessible through a smart phone – helping employees be more responsive and productive from virtually anywhere. In addition, the FMC solutions bring a set of unique features that enhance integration between wireline and wireless networks.

When a user is on Wi-Fi, all of their calls are delivered to the cloud phone system over the Internet at no charge. If their Wi-Fi signal degrades or, if they move away from a wireless router, their mobile phone will simply connect to the different cellular networks without disconnecting calls. Whether they are on Wi-Fi or not, their calls are always connected to the Company’s cloud phone system without the use of an app or mobile data connection. This provides a streamlined switch between Wi-Fi and cellular, optimizing access and reducing cost. FMC was projected to create a substantial and new stream of revenue for the Company. However, this goal was not realized.

Seasonality of Business

There is no significant seasonality in our business. To the extent that we engage in digital banking for SMEs in Vietnam, there may be seasonal fluctuations in the trading activities for which certain of our prospective customers may seek trade financing, which could materially affect the use of our planned digital banking platform.

Research and Development

We do not have any dedicated in-house research and development.

Intellectual Property

All the source coding we utilize is open-source code, so there is never a need to copyright code as we do not own the coding. We will, from time to time, evaluate the need for intellectual property protections with respect to those elements of our planned digital banking platform which are developed by our personnel or by third party developers on our behalf.

Environmental Issues

Our business currently does not implicate any environmental regulation.

Competition

Any entity offering Internet-based communication services such as VoIP or Fax-over-IP (“FoIP”) continue to be considered a direct competitor of us, regardless of whether the end-user is required to pay for those services or not. This also includes applications that allow users to send text messages and voice messages, make voice and video calls, and share images, documents, user locations, and other content such as WhatsApp, Facebook Messenger, Skype, WeChat, Viber, etc.

We also anticipate having substantial competition for our planned digital banking platform, including from established banks and fintech companies.  Some of our likely competitors are discussed below under “Our Business – Competitive Landscape”.

Employees

Currently, the Company has two employees, our President and Chief Executive Officer, Tan Tran, and our Chief Financial Officer, Stephen R. Jones.

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On April 18, 2023, Vemanti, entered into a stock purchase agreement (the “DevBlock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (“DevBlock”), whereby, on the terms and subject to the conditions stated therein, Vemanti will acquire DevBlock.

DevBlock is a technology platform and development company based in Seattle, Washington that specializes in artificial intelligence, machine learning, blockchain, and cloud computing.

DevBlock Purchase Agreement

The DevBlock Purchase Agreement provides that Vemanti will purchase all of the issued and outstanding shares of common stock of DevBlock (the “Shares”), for a purchase price in cash equal to the gross sales revenue (the “Revenue”) of the Trailing Twelve Months of DevBlock as of the closing of the transaction (the “Closing Date”) times a multiple of 1.35. The purchase price will be paid in approximately four (4) equal installments starting on the Closing Date and ending on the third anniversary of the Closing Date. Vemanti has the right to accelerate the payments and pay the purchase price in full at any time before the third anniversary of the Closing Date. The purchase price will be allocated among the Sellers and holders of DevBlock’s stock options that are outstanding immediately before the Closing Date (the “Option Holders”), which stock options comprise all the stock options of DevBlock.

For three years after the Closing Date (the “Earn-Out Period”), the Sellers have the opportunity to earn additional amounts in contingent earn-out payments (the “Earn-Out Payments”), subject to meeting certain EBITDA margin targets, payable in cash to the Sellers and the Option Holders within 120 days following each 12-month anniversary of the Closing Date during the Earn-Out Period, subject to certain adjustments and dispute resolution procedures.

Each Earn-Out Payment, if any, will be payable only if the applicable EBITDA margin, determined based on Revenue growth during the 12-month calculation period (the “Calculation Period”), exceeds specific targets outlined in the DevBlock Purchase Agreement. The Earn-Out Payment will equal (i) the Revenue for the Trailing Twelve Months during the applicable Calculation Period multiplied by 1.35 minus (ii) the amount of the then-current purchase price installment payment.

Until the end of the Earn-Out Period, Vemanti has agreed, subject to certain exceptions, to allow DevBlock to operate independently within Vemanti’s group of companies. Vemanti will review the 2.5% EBITDA margin quarterly. If DevBlock fails to maintain a minimum 2.5% EBITDA margin based upon a Trailing Twelve-Month period for two consecutive fiscal quarters, DevBlock will breach the Earn-Out Period independence provision of the DevBlock Purchase Agreement. Vemanti then has the right to take operational control of DevBlock upon written notice within 30 days of the date of the breach. Vemanti also has agreed that until the purchase price is paid in full, in the event that Vemanti is financially unable to make an installment payment, the Sellers, subject to certain limitations, are allowed to request that the Shares be returned, and DevBlock be separated from Vemanti.

The Sellers have agreed, among other things and subject to certain exceptions, to cause DevBlock to conduct its business in the ordinary course of business between the date of execution of the Stock Purchase Agreement and the Closing Date.

The transaction is subject to customary closing conditions, including the appointment, effective as of the Closing Date, of the directors selected by Vemanti to the boards of directors of DevBlock and its sole subsidiary, which in each case shall represent a majority of the post-closing board of directors, and the DevBlock Purchase Agreement contains certain termination rights for both Vemanti and the Sellers including the right of either party to terminate if the closing has not occurred by June 30, 2023 (the “Outside Closing Date”).

On July 1, 2023, Vemanti and the Sellers entered into an Amendment to the Stock Purchase Agreement (the “Amendment”), which amended the Stock Purchase Agreement to change the Outside Closing Date of the Stock Purchase Agreement from June 30, 2023 to July 31, 2023.

In conjunction with Network 1, as our financial advisor, we are in discussions with investors to obtain additional debt or equity financing in order to fund the initial installment of the purchase price. Additionally, we may draw down funds under the terms of our Equity Financing Agreement with Jefferson Street Capital LLC.

We will look to transition completely away from our telecommunications operations by either winding down or selling off VoiceStep within six (6) to twelve (12) months after the closing of the DevBlock Acquisition.

Employment Agreements

In connection with the acquisition, on the Closing Date, each Seller will enter into an employment agreement with DevBlock  (each, an “Employment Agreement” and together, the “Employment Agreements”), which provide for the employment of the Sellers as the senior management of DevBlock, commencing on the Closing Date and continue until Vemanti pays the final installment of the purchase price, or, if the purchase price is paid early, and the Earn Out Period has not ended, until the end of the Earn-Out Period (the “Term”).

During the Term, DevBlock has the right to terminate the employment of each Seller at any time for cause, and each Seller has the right to resign his employment at any time with 60 days written notice before the date of resignation. The Sellers are subject to the confidentiality provisions set out in the DevBlock Purchase Agreement and agree, for a period of five (5) years, not to engage in any business in the United States or the Socialist Republic of Vietnam, subject to certain exceptions, that produces or supplies products or services of the kind produced by the Corporation of Vemanti.

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Incentive Stock Option Agreement

As additional consideration for the Shares and the Sellers’ continuing employment with DevBlock, Vemanti has entered into a Stock Option Agreement with each Seller (the “Stock Option Agreement), pursuant to which Vemanti has granted each Seller an option to purchase up to an aggregate of 20,000,000 shares of Common Stock, over a period of four (4) years, at either (i) the exercise price of $0.20 per share, or (ii) an exercise price of $1.00 per share, with the $1.00 per share exercise price applying if an option is exercised as a remainder amount (as defined in the Stock Option Agreement).

DESCRIPTION OF PROPERTY

Our headquarter and principal executive office are located at 7545 Irvine Center Dr., Ste 200, Irvine, California under an online virtual office agreement (“Lease”) with Regus Management Group, LLC (“Regus”) for a period of 12 months and auto-renewed thereafter for another 12 months with a current monthly rent of $115.00. Under this lease, we share virtual office space in Irvine, CA and Newport Beach, CA, respectively.

We neither own any real property, nor own or have any mortgages on this or any other facilities. All employees, including the officers and directors, are working remotely in a distributed workforce setup via the use of virtual office technologies. Pursuant to the terms of the Lease, we are entitled to receive mailbox and telephone answering services, two (2) days of private office usage per month in the U.S. and five (5) days of private office usage per month globally at the spaces designated by Regus.

We believe that this property is sufficient for our current and proposed business.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

 You should read the following discussion together with our consolidated financial statements and the related notes included elsewhere in this offering circular. This discussion contains forward-looking statements that are based on our current expectations, estimates and projections about our business and operations. Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements.

Overview

Vemanti, incorporated on April 3, 2014, under the laws of the State of Nevada, is a technology-driven and fintech-focused company that seeks to be active in the emerging and high-growth markets of Vietnam and Southeast Asia. Through our wholly owned subsidiary, VoiceStep, we provide a one-stop solution with regard to business-class VoIP services to our SME customers in the United States.

We began generating revenue from the sales of our VoiceStep products since its inception in 2014 but have incurred significant net losses since 2015. While we believe in the viability of our strategy to generate sufficient revenues and in our ability to raise additional funds, there can be no assurances that we will be successful or that our cash position will be sufficient to support our daily operations. Our continued existence is dependent upon our ability to continue to execute our operating plan and to obtain additional debt or equity financing. There can be no assurance the necessary debt or equity financing will be available or will be available on terms acceptable to our Company. Accordingly, we may decide to exit our existing business and explore potential strategic alternatives, including establishing a new business, or target an existing business for acquisition, without restriction to any specific business, industry or geographical location.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, revenue recognition, recoverability of accounts receivable, investments and intangible assets. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

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All forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update such forward-looking statements to reflect events that occur or circumstances that exist after the date hereof.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) 606, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

Intangible Assets

The Company holds intangible assets with finite lives. Intangible assets with finite useful lives are amortized over their respective estimated useful lives, ranging from three to ten years, based on a pattern in which the economic benefit of the respective intangible asset is realized.

Identifiable intangible assets recognized in conjunction with acquisitions are recorded at fair value. Significant unobservable inputs are used to determine the fair value of the identifiable intangible assets based on the income approach valuation model whereby the present worth and anticipated future benefits of the identifiable intangible assets were discounted back to their net present value.

The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset carrying amount may not be recoverable. The Company annually evaluates the remaining useful lives of all intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.

Recent Authoritative Guidance

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for reporting periods beginning after December 15, 2021. This guidance was adopted on January 1, 2022, and at March 31, 2023, there is no material impact on the Company’s consolidated financial statement and disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options – a Consensus of the FASB Emerging Issues Task Force. There has been diversity in accounting for modifications of equity-classified warrants due to a lack of explicit guidance in the Codification. Some entities recognize an expense, while other record a dividend for an economically similar warrant modification. The FASB issued the ASU to reduce this diversity and establish a principles-based recognition framework according to the substance of the modification transaction. ASU 2021-04 is effective for reporting periods beginning after December 15, 2021, and interim period within those fiscal years. This guidance was adopted on January 1, 2022, and at March 31, 2023, there is no material impact on the Company’s consolidated financial statement and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

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RESULTS OF OPERATIONS

The three-month period ended March 31, 2023, compared to the three months ended March 31, 2022

	2023 Amount	2022 Amount

Sale	$30,322	$37,600
Cost of sales	$5,531	$5,521
Gross margin	$24,791	$32,079
Total other income (expenses) net	$478	$436
Total operating expenses	$380,334	$328,950
Net loss	$(355,065)	$(296,435)

Revenues

Revenues were $30,322 for the three months ended March 31, 2023, a decrease of $7,278 or 19.4%, compared to $37,600 in the same period of last year. The decrease was due to a loss of two customers as well as lower call usage.

Gross Profit and Gross Profit Margin

Gross profit was $24,791 for the three months ended March 31, 2023, compared to $32,079 in the same period of 2022. The decrease was to lower revenues as well as an increase in costs from our primary telecom providers. Gross margin was 82% and 85% for the three months ended March 31, 2023 and 2022, respectively. The slight decrease in gross margin was driven by increased costs from our primary telecom providers.

Operating Expenses

Operating expenses were $380,334 for the three months ended March 31, 2023, compared to $328,950 for the same period in 2022, representing an increase of 16%, or $51,384. The increase was mainly due to the expenses and stock-based compensation paid to outside consultants and contractors related to the Company’s development and investment in its digital banking initiative and partnership with PVcom Bank.

Operating Loss

Total operating loss was $355,543 for the three months ended March 31, 2023, compared to $296,871 in the same period of 2022, representing an increase of $58,672 or 20%. The increase was mainly due to increased expenses and stock-based compensation paid to outside consultants and contractors related to the development and investment the Company’s digital banking initiative and partnership with PVcom Bank as well as the decrease in revenue from the loss of two customers.

As of March 31, 2023, and 2022, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of March 31, 2023, and December 31, 2022. The 2019 to 2022 tax years are still subject to federal audit. The 2018 to 2022 tax years are still subject to state audit.

The Company had $2,092,905 and $2,679,077 of net operating loss carryforwards available as of December 31, 2022, and 2021, respectively, for Federal and state tax purposes. The federal net operating loss carryforward does not expire while the state net operating losses expire in various years through 2041.

Net Loss

As a result of the above factors, we had a net loss of $355,065 for the three months ended March 31, 2022, compared to a net loss of $296,435 for the same period in 2022.

The fiscal year ended December 31, 2022, compared to the fiscal year ended December 31, 2021

	2022	2021
	Amount	Amount
Sales	$138,731	$147,950
Cost of sales	$23,159	$22,241
Gross margin	$115,572	$125,709
Total other income (expense) net	$(32)	$(7,298)
Total operating expenses	$1,152,842	$1,741,885
Income taxes	$(919)	$(1,650)
Net loss	$(1,038,221)	$(1,625,124)

Revenues

Revenues were $138,731 for the fiscal year ended December 31, 2022, a decrease of $9,219 or 6.2%, compared to $147,950 the fiscal year ended December 31, 2021. The decrease was mainly due to the abundant supply of telecommunications applications that provide free-of-charge video chats and voice calls between computers, tablets, and mobile devices over the internet which led to a drop in demand for VoiceStep payment-based voice services.

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Gross Profit and Gross Profit Margin

Gross profit was $115,572 for the fiscal year ended December 31, 2022, compared to $125,709 for the same period of 2021. Our gross profit margin decreased slightly from 85% to 83% for the fiscal year ended December 31, 2022. The decrease was mainly due to the increase in costs from some of our wholesale service providers during the year.

General and Administrative (G&A) Expenses

G&A expenses were $1,136,764 for the fiscal year ended December 31, 2022, compared to $1,741,885 for the same period in 2021, representing a decrease of $605,121 or 35%. The decrease was mainly due to the reduction of expenses and compensation paid to outside consultants and contractors related to the Company’s development and investment in its Vemanti Dollar (“USDV”), an ERC-20 1:1 USD-pegged stablecoin, which was ended during the year.

Operating Loss

Total operating loss was $1,037,270 for the fiscal year ended December 31, 2022, compared to $1,616,176 for the same period of 2021, representing a decrease of $578,906 or 36%. The decrease was mainly due to decreased expenses and compensation paid to outside consultants and contractors related to the development and investment in the USDV stablecoin.

As of December 31, 2022, and 2021, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2022, and December 31, 2021.  The 2019 to 2022 tax years are still subject to federal audit. The 2018 to 2022 tax years are still subject to state audit.

The Company had $2,092,905 and $2,679,077 of net operating loss carryforwards available as of December 31, 2022, and 2021, respectively, for Federal and state tax purposes. The federal net operating loss carryforward does not expire while the state net operating losses expire in various years through 2041.

Net Loss

As a result of the above factors, we had a net loss of $1,038,221 for the fiscal year ended December 31, 2022, compared to a net loss of $1,625,124 for the fiscal year ended December 31, 2021.

LIQUIDITY AND CAPITAL RESOURCES

Historically, our primary uses of cash have been to finance working capital needs. We expect that we will be able to meet our needs to fund operations, capital expenditures and other commitments in the next 12 months primarily with our cash balance and operating cash flows.

However, the Company may choose to raise additional capital through a debt or equity financing in order to pursue additional acquisition or strategic investment opportunities. Additional capital, if required, may not be available on reasonable terms, if at all.

Currently, the Company has sufficient cash to remain in business for the next 12 months.

The following table sets forth a summary of our cash flows for the periods indicated.

	For the Three-Month Period Ended March 31,
	2023	2022
Net cash used in operating activities	$59,280	$98,650
Net cash provided by financing activities	$-	$337,500
Cash at the beginning of period	$257,512	$295,937
Cash at the end of period	$198,232	$534,787

	For the Fiscal Year Ended December 31,
	2022	2021
Net cash used in operating activities	$381,811	$477,557
Net cash provided by (used in) investing activities	$5,886	$(10,000)
Net cash provided by financing activities	$337,500	$540,000
Net increase (decrease) in cash	$(38,425)	$52,443
Cash at the beginning of period	$295,937	$243,494
Cash at the end of period	$257,512	$295,937

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Operating Activities

Net cash used in operating activities was $59,280 for the three months ended March 31, 2023, as compared to $98,650 used in operating activities for the three months ended March 31, 2022, primarily due to the increased net losses incurred. Net cash used in operating activities was $381,811 for the fiscal year ended December 31, 2022, as compared to $477,557 used in operating activities for the fiscal year ended December 31, 2021, primarily due to the net losses incurred from the initial development of the USDV, which was ended during the year.

Investing Activities

There was no net cash used in investing activities for the three months ended March 31, 2023 and 2022, respectively. Net cash provided by investing activities was $5,886 for the fiscal year ended December 31, 2022, compared to net cash used in investing activities of $10,000 for the fiscal year ended December 31, 2021. The change was primarily due to selling the cryptocurrency in 2022 that was purchased in 2021.

Financing Activities

There was no net cash provided by financing activities for the three months ended March 31, 2023, compared to $337,500 for the three months ended March 31, 2022 due to the Company not issuing and additional shares for cash. Net cash provided by financing activities was $337,500 for the fiscal year ended December 31, 2022, compared to $540,000 for the fiscal year ended December 31, 2021. The change was primarily due to issuances of a smaller amount of common stock for cash in 2022 than in 2021. Also, in 2021, the Company received a $125,000 loan from a stockholder.

Quantitative and Qualitative Disclosures about Market Risks

Not applicable.

DIRECTORS, EXECUTIVE OFFICERS and SIGNIFICANT EMPLOYEES

The Company’s executive officers and key members of the management team (the “Leadership”) and the members of the board of directors of the Company as of July 11, 2023 are listed below.

Name	Position	Age

Tan Tran	Chief Executive Officer	58

Stephen R. Jones	Chief Financial Officer	56

Tan Tran: Mr. Tran has been our Company’s Chairman and Director since the Company’s inception in April 2014. Mr. Tran has also served, full time, as the Company’s President and Chief Executive Officer since April 2014. He co-founded VoiceStep in 2004. From October 2018 to March 2021, Mr. Tran served as an Officer and Director for Fvndit. Since founding Vemanti Group, Tan has worked to share Vemanti’s strategy and vision with customers, partners, shareholders, and investors. His mission is to turn Vemanti into an investment and incubation platform for emerging companies with great growth potential, especially in Vietnam, which continues to be an economic force on both a regional and global scale. He holds a B.S.E.E. from California State University, Fullerton. Mr. Tran’s management and extensive experience and his role as founder of VoiceStep led to the conclusion that he should serve as a director of Vemanti.

Stephen R. Jones: Mr. Jones has been our Company’s Chief Financial Officer since September 2021. From 2019 to 2021, Mr. Jones served as the Chief Financial Officer of DreamPlex, a company incorporated under the laws of Vietnam, directing the day-to-day financial operations and strategic planning and overseeing accounting, treasury, tax, risk management, procurement, and IT operations. From 2017 to 2019, Mr. Jones served as the Chief Operating Officer of HMB, Inc. From 2013 to 2016, Mr. Jones served as the Chief Financial Officer of VietnamWorks. Mr. Jones holds a BA from Vanderbilt University and an MBA from the University of Cincinnati.

Family Relationships

There are no family relationships between our director or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter, or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

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(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board following the next annual meeting of stockholders and until their successors have been elected and qualified.

Audit Committee

We do not currently have any committees of the Board, as we only have one director. We do not have an audit committee financial expert.

Director Independence

We do not currently have any independent directors. We evaluate independence by the standards for director independence established by Marketplace Rule 5605(a)(2) of the Nasdaq Stock Market, Inc.

Code of Ethics

The Company adopted a code of ethics policy to apply to its principal executive officer, principal financial officer, principal accounting officer and controller, or persons performing similar functions on February 23, 2016.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and anyone who beneficially owns ten percent (10%) or more of our Common Stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock. Anyone required to file such reports also need to provide us with copies of all Section 16(a) forms they file.

Based solely upon a review of (i) copies of the Section 16(a) filings received during or with respect to 2021 and (ii) certain written representations of our officers and directors, we believe that all filings required to be made pursuant to Section 16(a) of the Exchange Act during and with respect to 2022 were filed in a timely manner.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The annual compensation of each of the three highest-paid persons who were executive officers or directors during the issuer’s last completed fiscal year is as follows:

Name	Capacities in which compensation was received (e.g., Chief Executive Officer, director, etc.) ($)	Cash Compensation ($)	Other Compensation ($)	Total Compensation ($)
Tan Tran	Chief Executive Officer	-	$-	-

Employment Agreements with Key Executives

Pursuant to a Consultant Agreement dated September 7, 2021, the Company’s Board of Directors appointed Stephen R. Jones as the Company’s Chief Financial Officer, replacing Tan Tran. Mr. Jones will receive compensation for his services in connection with this appointment as outlined below:

- Month 1: $2,500

- Month 2: $3,000

- Month 3: $3,500

- Month 4: $4,000

- Month 5: $4,500

- Month 6 and beyond: $5,000

In addition to the above, the Company will issue one million two hundred thousand (1,200,000) shares of the Company’s restricted common stock to Mr. Jones, to be earned and issued over forty-eight (48) months at the rate of twenty-five thousand (25,000) shares per month from September 7, 2021.

Director Compensation

There is currently no agreement or arrangement to pay any of our Directors for their services as directors. For the years ended December 31, 2022, and 2021, no members of our Board of Directors received compensation in their capacity as Directors.

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Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Tan Tran, CEO	-	-	-	-	-	-	-	-	-

Stephen R. Jones, CFO	-	-	-	-	-	800,000	$71,200	-	-

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

SECURITY OWNERSHIP of MANAGEMENT and CERTAIN SECURITYHOLDERS

The following table sets forth as of  July 11,  2023 certain information known to us with respect to the beneficial the outstanding common stock, (ii) each of the Company's directors and executive officers, and (iii) all of the Company's directors and its executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and nature of beneficial ownership (1)	Amount and nature of beneficial ownership acquirable (2)	Percent of class/Total voting power
	Tan Tran
Common Stock		26,655,000		37.8%
Preferred Stock		40,000,000		100%
	Stephen R. Jones
Common Stock				0.6%
Preferred Stock

	All officers and directors as a group (2 persons)

	5% or Greater Holders:
	Tan Tran (1)
Common Stock		26,655,000		37.8%
Preferred Stock		40,000,000		100%

(1)	Each share of Series A Preferred Stock has the right to 10 votes per each share of common stock.
(2)

Mr. Jones was appointed as the Company’s Chief Financial Officer as of September 7, 2021. As of March 30, 2023, he holds 400,000 shares of the Company’s common stock through Edgar Holdings Group Limited.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Certain Relationships and Related Transactions

On August 9, 2019, Vemanti entered into an agreement to lend $200,000 to Fvndit for the purpose of developing a peer-to-peer business lending platform operating in Vietnam. The annual interest rate on the loan was 10.5% payable monthly to Vemanti. On August 12, 2019, Fvndit drew down the full $200,000. The entire loan was subsequently repaid in full by August 12, 2020.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of Fvndit’s total outstanding shares.

On June 16, 2022, the Company sold all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company in consideration for certain assets of Fvndit related to providing a peer-to-peer investment marketplace in Vietnam that matches companies needing working capital funds with investors wishing to provide those funds. As a result of the sale, the Company no longer owns any shares of Fvndit.

Tan Tran served as an Officer and Director for Fvndit from October 2018 until March 2021, when he resigned. Tan Tran is not affiliated with Thomas Duc Tran, who was appointed Chairman, CEO, President, Secretary, and Treasurer of Fvndit on March 16, 2021.

Material Transactions with Related Parties

The Company pays the Chief Executive Officer for professional services. The total of those payments was $0 in 2022 and $0 in 2021.

VoiceStep pays a member of the Chief Executive Officer’s family for technical services. The total of those payments was $60,225 in 2022 and $53,500 in 2021.

On August 6, 2021 (the “Effective Date”), the Company entered into a Loan Agreement (the “Loan Agreement”) with Mr. Tan Tran (the “Lender”), our Chief Executive Officer, Chief Financial Officer, President, and Chairman, pursuant to which the Lender agreed to provide a loan in the principal amount of up to $125,000 (the “Loan”). Subject to the terms of the Loan Agreement, the Company may draw down an amount of the principal amount of the Loan on one or more occasions during a period between the Effective Date and 12 months from the Effective Date by giving written notification to the Lender. The purpose of the funds is to augment working capital for the Company’s wholly owned subsidiary, Vemanti Digital, Ltd. The Loan matures on the date that is 12 months following the Effective Date and bears interest at a rate of one percent (1%) per annum. The maturity date on the loan was extended to August 5, 2023.  The Loan Agreement contains certain events of default. In the event of a default, at its option, the Lender may consider the Loan immediately due and payable.

SECURITIES BEING OFFERED

General

The Company is offering up to [*] shares of Common Stock.

The following description summarizes the most important terms of the Company’s capital stock. This summary does not purport to be complete and is qualified in its entirety by the provisions of Vemanti’s articles of incorporation and bylaws, copies of which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part. For a complete description of Vemanti’s capital stock, you should refer to the amended and restated certificate of incorporation and bylaws and to the applicable provisions of Nevada law.

Common Stock

The Company’s Articles of Incorporation (the “Articles of Incorporation”) authorizes 500,000,000 shares of Common Stock, par value $0.0001 per share. There are [*] total shares outstanding as [*] 2023. The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock do not have cumulative voting rights.

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Holders of Common Stock do not have any preference, preemptive rights or right of subscription to acquire shares of the Company’s authorized, issued, or sold, or to be authorized, issued or sold, or any obligations, nor any right of subscription thereto, other than to the extent, if any, the Board of Directors, in its sole discretion, may determine from time to time.

No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of common stock, cumulative voting by any shareholder is expressly denied.

Rights upon Liquidation, Dissolution or Winding-Up of the Company

Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, the remaining net assets of the Company shall be distributed pro rata to the holders of the common stock.

Preferred Stock

The Articles of Incorporation also authorizes 50,000,000 shares of preferred stock, par value $0.0001 per share. The purpose of authorizing the Board of Directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a shareholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company’s outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of the Company’s common stock by restricting dividends on the Company’s common stock, diluting the voting power of the Company’s common stock or subordinating the liquidation rights of the Company’s common stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Company’s common stock.

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

ADDITIONAL INFORMATION ABOUT THE OFFERING

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than ten percent (10%) of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must comply with the ten percent (10%) limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)

You are a natural person who has had individual income in excess of $200,000 in each of the two (2) most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

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(iv)

You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $1,100,000;

(v)

You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the "Investment Company Act"), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)

You are a trust with total assets in excess of $1,100,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)

You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $1,100,000.

Offering Period and Expiration Date

This Offering will start on or immediately prior to the date on which the SEC initially qualifies this Offering Statement (the “Qualification Date”) and will terminate on the Termination Date (the “Offering Period”).

Procedures for Subscribing

If you decide to subscribe for our Common Stock shares in this Offering, you should:

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the Company’s bank account designated in the Company’s subscription agreement.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions

After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our designated account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser's revenue or net assets (as of the purchaser's most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed ten percent (10%) of the greater of the purchaser's annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

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In order to purchase our Common Stock shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the ten percent (10%) of net worth or annual income limitation on investment in this Offering.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by The Crone Law Group, P.C., New York, New York.

EXPERTS

The consolidated financial statements of the Company appearing elsewhere in this Offering Circular have been included herein in reliance upon the report of Ramirez Jimenez International CPAs, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act of 1993, as amended, with respect to the shares of Common Stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the Common Stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

52

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

INDEX TO FINANCIAL STATEMENTS

Unaudited Financial Statements for the Three Months ended March 31, 2023 and 2022

Financial Statements for the Years ended December 31, 2022 and 2021

F-1

VEMANTI GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2023	December 31, 2022
ASSETS
Current Assets:
Cash	$198,232	$257,512
Accounts Receivable, net	2,653	889
Prepaid Expenses	151,250	242,307
Total Current Assets	352,135	500,708

Non-Current Assets:
Intangible Assets, net	297,430	305,469
Total Non-Current Assets	297,430	305,469

TOTAL ASSETS	$649,565	$806,177

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$29,725	$6,262
Accrued Interest Payable	1,250	1,250
Accrued Expenses	222,953	191,470
Other Current Liabilities	51,280	-
Loan from Stockholder	125,000	125,000
Total Current Liabilities	430,208	323,982

TOTAL LAIBILITIES	430,208	323,982

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding.	4,000	4,000
Common Stock, $0.0001 par value, 500,000,000 shares authorized; 70,524,209 and 70,351,709 shares issued and outstanding as of March 31, 2023, and December 31, 2022, respectively.	7,051	7,035
Additional Paid-in-Capital	4,885,679	4,793,468
Accumulated Deficit	(4,677,373)	(4,322,308)
Total Stockholders’ Equity	219,357	482,195

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$649,565	$806,177

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-2

VEMANTI GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (Unaudited)

	For the Three Months Ended March 31,
	2023	2022

Sales	$30,322	$37,600
Cost of Sales	5,531	5,521
Gross Margin	24,791	32,079

Operating Expenses:
General and Administrative	372,295	328,950
Amortization	8,039	-
Depreciation	-	185
Total Operating Expenses	380,334	329,135

Loss from Operations	(355,543)	(297,056)

Other Income (Expense):
Other Income (Expense)	478	621
Total Other Expense	478	621

Loss before Provision for Income Taxes	(355,065)	(296,435)

Provision for Income Taxes	-	-

Net Loss	$(355,065)	(296,435)

Loss per Share:
Basic	$(0.01)	$(0.00)
Diluted	$(0.01)	$(0.00)

Weighted Average Shares Outstanding:
Basic	70,466,709	70,953,905
Diluted	70,466,709	70,953,905

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-3

VEMANTI GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(Unaudited)

For the Three Months Ended March 31, 2023	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2022	40,000,000	$4,000	70,351,709	$7,035	$4,793,468	$(4,322,308)	$482,195

Stock Issued for Services	-	-	172,500	16	92,211	-	92,227
Net Loss	-	-	-	-	-	(355,065)	(355,065)

Balance, March 31, 2023	40,000,000	$4,000	70,524,209	$7,051	$4,885,679	$(4,677,373)	$219,357

For the Three Months Ended March 31, 2022	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity

Balance, December 31, 2021	40,000,000	$4,000	70,404,086	$7,040	$3,344,890	$(3,284,087)	$71,843

Stock Issued for Cash	-	-	631,530	63	337,437	-	337,500
Stock Issued for Services	-	-	484,214	48	336,342	-	336,390
Net Loss	-	-	-	-	-	(296,435)	(296,435)

Balance, March 31, 2022	40,000,000	$4,000	71,519,830	$7,151	$4,018,669	$(3,580,522)	$449,298

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-4

VEMANTI GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Three Months Ended March 31,
	2023	2022
Cash Flows from Operating Activities:

Net Loss	$(355,065)	$(296,435)
Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation	-	184
Amortization	8,039	-
Stock-Based Compensation	123,710	188,912

Changes in Assets and Liabilities:
Accounts Receivable	(1,764)	3,008
Pre-Paid Expenses	91,057	-
Accounts Payable	23,463	5,681
Other Current Liabilities	51,280	-
Net Cash Used in Operating Activities	(59,280)	(98,650)

Cash Flows from Financing Activities:

Issuance of Common Stock for Cash	-	337,500

Net Cash provided by Financing Activities	-	337,500

Net Increase (Decrease) in Cash	(59,280)	238,850

Cash, Beginning of the Period	257,512	295,937
Cash, End of the Period	$198,232	$534,787

The accompanying notes are an integral part of these condensed consolidated financial statements.

F-5

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 1 - Summary of Significant Accounting Policies

Basis of Presentation

These unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements in our Annual Report on Form 10-K, which we filed with the Securities and Exchange Commission (“SEC”) on March 30, 2023, and notes thereto. In preparing these unaudited condensed consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the unaudited condensed consolidated financial statements and the reported amount of revenues and expenses during the reporting periods. Actual results could differ from those estimates. The most significant estimates and assumptions included in the Company’s unaudited condensed consolidated financial statements relate to allowances for doubtful accounts, valuation allowance for deferred income taxes and recoverability of other assets and intangible assets.

Reclassification

Certain amounts reported in the prior year condensed consolidated financial statements have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated. On March 1, 2022, a resolution was approved by the Board of Directors to dissolve Vemanti Digital Ltd. On April 28, 2022, Vemanti Digital was formally dissolved.

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, allowances for doubtful accounts, valuation allowance for deferred income taxes and recoverability of other assets and intangible assets. Actual results could differ from those estimates. It is possible that accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of March 31, 2023, and December 31, 2022, the Company had no cash equivalents.

Accounts Receivables

The Company regularly reviews its accounts receivables for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivables are written-off when they are deemed uncollectible.

F-6

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment was provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

Equipment became fully depreciated as of December 31, 2022.

Intangible Assets

The Company holds intangible assets with finite lives. Intangible assets with finite useful lives are amortized over their respective estimated useful lives, ranging from three to ten years, based on a pattern in which the economic benefit of the respective intangible asset is realized.

Identifiable intangible assets recognized in conjunction with acquisitions are recorded at fair value. Significant unobservable inputs are used to determine the fair value of the identifiable intangible assets based on the income approach valuation model whereby the present worth and anticipated future benefits of the identifiable intangible assets were discounted back to their net present value.

The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset carrying amount may not be recoverable. The Company annually evaluates the remaining useful lives of all intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.

Long-Lived Assets

The Company applies the provisions of Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal. Based on its review at March 31, 2023, and December 31, 2022, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

F-7

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

Stock-Based Compensation

The Company records stock-based compensation in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the condensed consolidated statements of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and consultants. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings (loss) per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during all periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, ”Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

•	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

•

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash, investments, and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. It is not practicable to estimate the fair value of the loan from stockholder due to its related party nature. At March 31, 2023 and December 31, 2022, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

F-8

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

Recent Authoritative Guidance

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for reporting periods beginning after December 15, 2021. This guidance was adopted on January 1, 2022, December 31,2022, and at March 31, 2023, there is no material impact on the Company’s condensed consolidated financial statement and disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options – a Consensus of the FASB Emerging Issues Task Force. There has been diversity in accounting for modifications of equity-classified warrants due to a lack of explicit guidance in the Codification. Some entities recognize an expense, while other record a dividend for an economically similar warrant modification. The FASB issued the ASU to reduce this diversity and establish a principles-based recognition framework according to the substance of the modification transaction. ASU 2021-04 is effective for reporting periods beginning after December 15, 2021, and interim period within those fiscal years. This guidance was adopted on January 1, 2022, December 31,2022, and at March 31, 2023, there is no material impact on the Company’s condensed consolidated financial statement and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 2 – Digital Assets

The following represents the change in digital assets:

Cryptocurrencies	March 31, 2023	December 31, 2022

Beginning balance	$-	$6,107
Purchase (sale) of cryptocurrencies	-	(6,107)
Impairment	-	-
Ending balance	$-	$-

The Company did not record fair value gains (losses) associated with its digital assets. Cryptocurrencies were classified as intangible assets, and the Company continuously tested these assets for impairment.

NOTE 3 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

F-9

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

Equity Commitment Agreement

On March 11, 2022, the Company entered into an Equity Investment Agreement (the “Equity Agreement”) with Alpha Sigma Capital Fund, LP (“Alpha Sigma Capital” or “Alpha”). The Equity Agreement outlines an investment structure of up to $2M from Alpha into the Company, allowing the Company to immediately accelerate its business initiatives with PVcomBank under its 10-year partnership agreement. On March 15, 2022, the Company received a Put Notice under this Equity Agreement of $200,000 from Alpha for which it issued 381,530 shares of common stock and a warrant allowing the investor to purchase up to $200,000 in common stock until its expiration under the terms described in the Equity Agreement.

On August 24, 2022, the Company engaged Network 1 Financial Securities, Inc. to act as its exclusive financial advisor on a capital raise of up to twenty million ($20,000,000) and its potential up list to the NASDAQ or NYSE. As part of the agreement, the Company paid a non-refundable equity fee (the “Advisory Fee”) of seven hundred and fifty thousand shares (750,000) shares of common stock of the Company deliverable at the time of signing this engagement agreement and two hundred and fifty thousand (250,000) shares of common stock of the Company deliverable ninety (90) days after signing the engagement agreement. As an additional compensation for Network 1’s services, the Company shall issue Network 1 at each closing, cashless warrants to purchase the number of shares of common stock of the Company equal to eight percent (8.0%) of the aggregate number of shares of common stock sold in each placement. No cashless warrants were issued to Network 1 as of March 31, 2023 and December 31, 2022.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both March 31, 2023, and December 31, 2022, the Company had 40,000,000 shares of preferred stock issued and outstanding.

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of common stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At March 31, 2023, and December 31, 2022, the Company had 70,524,209 shares and 70,351,709 shares of common stock issued and outstanding, respectively.

During the three months ended March 31, 2023, the Company issued 172,500 shares of its common stock valued at $92,227 to consultants in exchange for professional services.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption. As of the date of this report, no stock has been issued under the 2015 Plan.

Time-Based Restricted Stock

Time-based restricted stock units (“RSU”) and restricted stock awards (“RSA”) granted to employees under the 2015 Plan typically vest over 3 to 4 years and are subject to forfeiture if employment terminates prior to the vesting or lapse of the restrictions, as applicable. RSUs are not considered issued or outstanding common stock until they vest. RSAs are considered issued and outstanding on the grant date and are subject to forfeiture if specified vesting conditions are not satisfied.

F-10

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

There are no issued or outstanding RSAs. The following table summarizes the activity related to RSUs subject to time-based vesting requirements for the periods ended March 31, 2023 and 2022:

	As of March 31, 2023		As of March 31, 2022
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value

Non-Vested, as of December 31, 2022, and 2021	1,947,500	$0.48	3,093,000	$0.47

Granted	600,000	$0.13	300,000	$0.81
Vested	(422,500)	$0.29	(550,000)	$0.65
Forfeit	(75,000)	$0.33	(200,000)	$0.99

Non-Vested, as of March 31, 2023, and 2022	2,050,000	$0.42	2,643,000	$0.43

As of March 31, 2023, there was $890,885 of remaining unamortized stock-based compensation expense associated with RSUs, which will be recognized over a weighted average remaining service period of approximately 2 years. The 2,050,000 outstanding non-vested and expected to vest RSUs have an aggregate intrinsic value of $584,250 and a weighted average remaining contractual term of 1.27 years.

NOTE 4 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation with the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together held 19.77% of total Fvndit outstanding shares. This investment had been accounted for under the cost method of accounting since March 16, 2021.

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company. As a result of the sale, the Company no longer owns any shares of Fvndit (see note 5).

As of March 31, 2023, and December 31, 2022, this investment had a balance of $0.

NOTE 5 – Intangible Assets

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock then owned by the Company and certain accounts receivable that were due from Fvndit to the Company. As consideration for the sale of the shares and the accounts receivable to Fvndit, the Company acquired all rights to certain proprietary information and copyrights associated with Fvndit’s online investment marketplace business in Vietnam, the right to the name Fvndit, ownership of the “fvndit.com” domain name, and certain information related to Fvndit’s customers.

The change in the intangible assets has been summarized under the following table for the three-month period ended March 31, 2023:

Intangible Assets	March 31, 2023	December 31, 2022

Beginning balance	$305,469	$-
Acquired Intangible Assets:
Proprietary Information	-	321,547
Amortization	(8,039)	(16,078)
Ending balance	$297,430	$305,469

The proprietary information has a useful life of 10 years and is amortized accordingly.

F-11

VEMANTI GROUP, INC. AND SUBSIDIARY

Notes to Condensed Consolidated Financial Statements (Unaudited)

NOTE 6 – Related Party Transactions

The Company pays the health insurance premiums for the CEO and his family. The total of those health insurance premium payments for the three months ended March 31, 2023 and 2022 were $3,690 and $3,413, respectively. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations. No other payments were made to the CEO in 2022 or for the three months ended March 31, 2023.

The Company pays a member of the CEO’s family for technical services. The total of those payments for the three months ended March 31, 2023 and 2022 were $15,045 and $15,282, respectively. Such costs are reflected as a component of general and administrative expenses on the accompanying condensed consolidated statements of operations.

On August 6, 2021, the Company borrowed $125,000 from the CEO. The loan will mature and become payable 12 months from the date of signing. Interest at the rate of 1% will be accrued on the outstanding balance. As of August 5, 2022, this loan’s maturity date was extended to August 5, 2023.

NOTE 7 – Commitments and Contingencies

Legal Proceedings

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019, by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees. On July 11, 2022, the Company reached a legal settlement with the Defendants to have 3,090,000 of the Consulting Shares returned to the Company. The Consulting Shares have been cancelled as of September 29, 2022.

NOTE 8 – Subsequent Events

The Company has evaluated subsequent events through May 15, 2023, the date on which the accompanying condensed consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since March 31, 2023, that require recognition or disclosure in the consolidated financial statements except as follows:

On April 3, 2023, the Board authorized the issuance of 250,000 common shares in exchange for cash in the amount of $50,000.

On April 17, 2023, the Board authorized the issuance of 172,500 common shares in exchange for consulting services rendered to the Company.

On April 18, 2023, Vemanti entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Benjamin Liu and James Sun (the “Sellers”), as the sole shareholders of DevBlock Technologies, Inc., a Delaware corporation (the “DevBlock”), whereby, on the terms and subject to the conditions stated therein, Vemanti will acquire the DevBlock. DevBlock is a technology platform and development company based in Seattle, Washington that specializes in artificial intelligence, machine learning, blockchain, and cloud computing.

On May 4, 2023, under the terms of the Equity Financing Agreement dated October 25, 2022 between the Company and Jefferson Street Capital LLC, the Company drew down $50,000 on the equity line of credit in exchange for 218,794 shares.

F-12

18012 Sky Park Circle, Suite 200 Irvine, California 92614 tel 949-852-1600 fax 949-852-1606 www.rjicpas.com

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Vemanti Group, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Vemanti Group, Inc. and Subsidiary (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, and the related notes to the consolidated financial statements (collectively, the consolidated financial statements).

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the Audit Committee of the Board of Directors and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Intangible Assets

Critical Audit Matter Description

As discussed in Note -7 to the consolidated financial statements, during the year ending December 31, 2022, the Company reviewed the carrying amounts of its intangible assets to determine whether the costs are properly capitalized, properly amortized and tested such costs for possible impairment.

How the Critical Audit Matter was Addressed in our Audit

We identified the valuation of intangible assets as a critical audit matter as subjective auditor judgment was required to evaluate whether intangible assets were properly capitalized and amortized and to assess whether there was any impairment.

The following are the primary procedures we performed to address this critical audit matter:

•	Evaluated and discussed with management, their analysis over the valuation and accounting treatment over intangible assets;
•	Obtained a schedule of how intangible assets were allocated;
•	Evaluated the value of the intangible assets as the date of acquisition;
•	Tested the amortization of the balance of intangible assets to ensure amortization was in compliance with the appropriate accounting guidance; and
•	Tested the balance for possible impairment by examining management’s impairment analysis.

We have served as Company's auditor since 2017

Irvine, California

March 30, 2023

PCAOB ID #820

F-13

VEMANTI GROUP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31, 2022	December 31, 2021
ASSETS
Current Assets:
Cash	$257,512	$295,937
Accounts receivable	889	4,415
Prepaid expenses	242,307	-
Due from Fvndit, Inc.	-	25,142
Digital assets	-	6,107
Total current assets	500,708	331,601

Equipment, net	-	632
Intangible assets, net	305,469	-
Other assets	-	296,405
TOTAL ASSETS	$806,177	$628,638

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,262	$4,502
Accrued interest payable	1,250	-
Accrued expenses	191,470	427,293
Loan from stockholder	125,000	125,000
Total current liabilities	323,982	556,795

TOTAL LIABILITIES	323,982	556,795

STOCKHOLDERS' EQUITY:
Preferred stock, $0.0001 par value, 50,000,000 shares authorized; 40,000,000 shares issued and outstanding.	4,000	4,000
Common stock, $0.0001 par value, 500,000,000 shares authorized; 70,351,709 and 70,404,086 shares issued and outstanding as of December 31, 2022, and December 31, 2021, respectively.	7,035	7,040
Additional paid-in capital	4,793,468	3,344,890
Accumulated deficit	(4,322,308)	(3,284,087)
Total stockholders' equity	482,195	71,843

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$806,177	$628,638

The accompanying notes are an integral part of these consolidated financial statements.

F-14

VEMANTI GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021
Sales	$138,731	$147,950
Cost of sales	23,159	22,241
Gross margin	115,572	125,709

Operating expenses:
General and administrative expenses	1,136,764	1,741,885
Amortization expense	16,078	-
Total operating expenses	1,152,842	1,741,885
Loss from operations	(1,037,270)	(1,616,176)

Other income (expense):
Other expense	(32)	(1,754)
Unrealized loss	-	(5,544)
Total other expense	(32)	(7,298)

Loss before provision for income taxes	(1,037,302)	(1,623,474)

Provision for income taxes	(919)	(1,650)

Net loss	$(1,038,221)	$(1,625,124)

Loss per share:
Basic	$(0.01)	$(0.00)
Diluted	$(0.01)	$(0.00)

Weighted average shares outstanding:
Basic	70,370,431	69,697,059
Diluted	70,370,431	69,697,059

The accompanying notes are an integral part of these consolidated financial statements.

F-15

VEMANTI GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, December 31, 2020	40,000,000	$4,000	68,984,086	$6,898	$2,215,020	$(1,658,963)	$566,955
Stock issued for professional services	-	-	865,000	87	714,925	-	715,012
Stock issued for cash	-	-	555,000	55	414,945	-	415,000
Net loss	-	-	-	-	-	(1,625,124)	(1,625,124)
Balance, December 31, 2021	40,000,000	$4,000	70,404,086	$7,040	$3,344,890	$(3,284,087)	$71,843
Stock issued for professional services	-	-	2,406,093	241	1,110,832	-	1,111,073
Stock issued for cash	-	-	631,530	63	337,437	-	337,500
Stock cancelled	-	-	(3,090,000)	(309)	309	-	-
Net loss	-	-	-	-	-	(1,038,221)	(1,038,221)
Balance, December 31, 2022	40,000,000	$4,000	70,351,709	$7,035	$4,793,468	$(4,322,308)	$482,195

The accompanying notes are an integral part of these consolidated financial statements.

F-16

VEMANTI GROUP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(1,038,221)	$(1,625,124)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	632	741
Amortization expense	16,078	-
Unrealized (gain)/loss from investment in Fvndit & digital assets	-	1,651
Impairment of digital assets	-	3,893
Loss on sale of digital assets	221	-
Stock-based compensation	876,557	1,142,305
Changes in assets and liabilities:
Accounts receivable	3,526	(3,191)
Other current assets	-	(644)
Prepaid expenses	(242,307)	-
Accounts payable	1,760	3,425
Accrued interest payable	1,250	-
Accrued expenses	(1,307)	-
Deferred revenues	-	(613)
Net cash used in operating activities	(381,811)	(477,557)

Cash flows from investing activities:
Sale (purchase) of digital assets	5,886	(10,000)

Net cash provided by (used in) investing activities	5,886	(10,000)

Cash flows from financing activities:
Loan from shareholder	-	125,000
Issuance of common stock for cash	337,500	415,000
Net cash provided by financing activities	337,500	540,000

Net (decrease) increase in cash	(38,425)	52,443

Cash, beginning of the year	295,937	243,494

Cash, end of the year	$257,512	$295,937

Supplemental disclosure of cash flow information:
Cash paid for interest	$-	$-
Income taxes	$919	$1,650

Supplemental disclosure of non-cash flow investing and financing activities:
Accrued stock-based compensation	$234,516	$427,293

Supplemental disclosure of non-cash flow investing and financing activities:
Exchange of Due from Fvndit for intangible assets	$25,142	$-
Receipt of intangible assets for assets	$321,547	$-
Exchange of other assets for intangible assets	$296,405	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-17

NOTE 1 - Organization and Basis of Presentation

Organization and Line of Business

Vemanti Group, Inc., (“Vemanti”) was incorporated on April 3, 2014, under the laws of the state of Nevada. VoiceStep Telecom, LLC, a California limited liability company, was formed on January 27, 2005, and originally founded in 2002 (“VoiceStep”). On April 3, 2014, the sole member of VoiceStep exchanged 100% of his membership interest in VoiceStep for 40,000,000 shares of Vemanti’s common stock and 40,000,000 shares of Vemanti’s preferred stock. Vemanti and its wholly owned subsidiary, VoiceStep is hereafter referred to as the “Company.”  The Company closed MedicatedOne a wholly owned subsidiary during the second quarter of 2017.

The Company is a technology-driven holding company that seeks to be active in high-growth and emerging markets. Its core strengths are in technology development and investment. It drives growth through acquisition and investment in disruptive and foundational technologies by targeting early-stage companies that have market viable products or by starting a new subsidiary of its own. Strategically, it focuses mainly on blockchain projects and applications combined with other emerging technologies, including machine learning/AI, security and internet of things (IoT).

Currently, through VoiceStep, the Company provides a one-stop resource for IP (Internet Protocol) communication needs. VoiceStep’s network offers availability, coverage and flexibility, and enables the following technology solutions: unified communications, data center services, content delivery, voice over IP (VoIP) and cloud computing. VoiceStep's core customer base is largely made up of wholesale International prepaid calling operators. That aspect of its business has eroded drastically due to wide consumer adoption of free messaging apps such as Viber, WhatsApp, Facebook, Facetime, WeChat, etc. Its declined year over year revenues are a result of those wholesale customers slowly exiting the market. It is now focusing mostly on small business customers with better retention.

Management’s Plans

The Company reported net losses in the amount of $1,038,221 and $1,625,124, in 2022 and 2021, respectively, and used cash in operating activities in the amount of $381,811 and $477,557 in 2022 and 2021, respectively. As of December 31, 2022, the Company had cash and positive working capital in the amount of $176,726 and total stockholders’ equity of $482,195.

Due to the global and distributed nature of the workforce, businesses today demands service providers to offer not only simple voice and data services, but also fully integrated productivity and collaboration tools such as Customer Relationship Management (CRM), call center, team and video messaging, and e conferencing  to bring their teams and customers together on one single business communications platform. In order to match those demands, the Company would need to revamp and re-engineer its current platform as well as adding a large team of product and business developers which would require a sizable upfront investment. Currently, the Company simply does not have the capital committed for such development, so there are no plans to further grow VoiceStep’s core business. Furthermore, the market is already saturated with much more established players. Going forward, the Company will focus its business development activities in the fintech sector to achieve future revenues and profits. Management believes it will be able to generate sufficient cash from operating activities to fully operate the Company during 2023 and beyond.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

F-18

Reclassification

Certain amounts reported in the prior year condensed consolidated financial statements have been reclassified to conform to the current year’s presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, VoiceStep. All significant intercompany transactions and balances have been eliminated. On March 1, 2022, a resolution was approved by the Board of Directors to dissolve Vemanti Digital Ltd. On April 28, 2022, Vemanti Digital was formally dissolved.

Use of Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates made by management include, among others, allowances for doubtful accounts, valuation allowance for deferred income taxes and recoverability of other assets and intangible assets. Actual results could differ from those estimates. It is possible that changes in accounting estimates and assumptions may be material to the Company due to the levels of subjectivity and judgment involved.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less. As of December 31, 2022, and December 31, 2021, the Company had no cash equivalents.

Accounts Receivables

The Company regularly reviews its accounts receivables for collectability and establishes an allowance for doubtful accounts as necessary using the allowance method. The receivables are not collateralized.

The Company estimates the ability to collect receivables by performing ongoing credit evaluations of its customers’ financial condition. Estimates are based on assumptions and other considerations, including payment history, credit ratings, customer financial performance, industry financial performance and aging analysis. The Company reviews its accounts receivable by aging category and to identify customers with known disputes or collection issues. In determining the allowance, the Company makes judgments about the creditworthiness of a majority of its customers based on ongoing credit evaluations. The Company also considers its historical level of credit losses and current economic trends that might impact the level of future credit losses. Accounts receivables are written-off when they are deemed uncollectible.

Customer Concentration

Four of the Company’s customers account for more than 52% and 49% of total revenue for the years ended December 31, 2022, and 2021, respectively. The total accounts receivable balance for these four customers amounted to $0 as of December 31, 2022, and approximately $2,700 as of December 31, 2021.

Equipment

Equipment is stated at cost. Expenditures for maintenance and repairs are charged to operations as incurred; additions, renewals and betterments are capitalized. When equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations. Depreciation of equipment is provided using the straight-line method for substantially all assets with estimated lives as follows:

Software licenses	5 years
Computer equipment	5 years

F-19

Intangible Assets

The Company holds intangible assets with finite lives. Intangible assets with finite useful lives are amortized over their respective estimated useful lives, ranging from three to ten years, based on a pattern in which the economic benefit of the respective intangible asset is realized.

Identifiable intangible assets recognized in conjunction with acquisitions are recorded at fair value. Significant unobservable inputs are used to determine the fair value of the identifiable intangible assets based on the income approach valuation model whereby the present worth and anticipated future benefits of the identifiable intangible assets were discounted back to their net present value.

The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset carrying amount may not be recoverable. The Company annually evaluates the remaining useful lives of all intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.

Long-Lived Assets

The Company applies the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 360, Property, Plant, and Equipment, which addresses financial accounting and reporting for the impairment or disposal of long-lived assets. ASC 360 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair values are reduced for the cost of disposal.  Based on its review at December 31, 2022, and December 31, 2021, the Company believes there was no impairment of its long-lived assets.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers, the core principle of which is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled to receive in exchange for those goods or services. To achieve this core principle, five basic criteria must be met before revenue can be recognized: (1) identify the contract with a customer; (2) identify the performance obligation(s) in the contract; (3) determine the transaction price; (4) allocate the transaction price to performance obligation(s) in the contract; and (5) recognize revenue when or as the Company satisfies a performance obligation.

The Company recognizes revenues derived from sub-leasing telecommunications infrastructure and the provision of telecommunications and colocation services. These revenues are accounted for as a single performance obligation satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance on a monthly basis. These arrangements stipulate monthly billing, and the Company has elected the “as invoiced” practical expedient to recognize revenue as the services are consumed as the Company has the right to payment in an amount that corresponds directly with the value of performance completed to date.

Taxes collected from customers and remitted to a governmental authority are reported on a net basis and are excluded from revenue. Most revenue is billed in advance on a fixed-rate basis. The remainder of revenue is billed in arrears on a transactional basis determined by customer usage.

The Company often bills customers for upfront charges. These charges relate to down payments or prepayments for future services or equipment and are influenced by various business factors including how the Company and customer agree to structure the payment terms. These payments are recognized as deferred revenue until the service is provided or equipment is delivered and installed. All ongoing fees are billed and recognized as revenue on a monthly basis as service is provided.

F-20

Stock-Based Compensation

The Company records stock-based compensation in accordance with FASB ASC Topic 718, Compensation – Stock Compensation. FASB ASC Topic 718 requires companies to measure compensation cost for stock-based employee compensation at fair value at the grant date and recognize the expense over the employee’s requisite service period. The Company recognizes in the consolidated statements of operations the grant-date fair value of stock options and other equity-based compensation issued to employees and consultants. Nonemployee share-based payment equity awards are measured at the grant-date fair value of the equity instruments and recognized as an expense over the requisite service period.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

Basic and Diluted Earnings (Loss) Per Share

Earnings (loss) per share is calculated in accordance with ASC Topic 260, Earnings Per Share. Basic earnings (loss) per share (“EPS”) is based on the weighted average number of common shares outstanding. Diluted EPS is based on the assumption that all dilutive convertible shares and stock options and warrants were converted or exercised. Dilution is computed by applying the treasury stock method. Under this method, options and warrants are assumed to be exercised at the beginning of the period (or at the time of issuance, if later), and as if funds obtained thereby were used to purchase common stock at the average market price during the period. There are no potentially dilutive securities outstanding during all periods presented.

Fair Value Measurements

The Company applies the provisions of ASC 820-10, “Fair Value Measurements and Disclosures.” ASC 820-10 defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The three levels of valuation hierarchy are defined as follows:

■	Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

■

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

■	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

For certain financial instruments, the carrying amounts reported in the balance sheets for cash, investments, and current liabilities, each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. It is not practicable to estimate the fair value of the loan from stockholder due to its related party nature. At December 31, 2022 and December 31, 2021, the Company did not identify any assets or liabilities that are required to be presented on the balance sheet at fair value.

F-21

Recent Authoritative Guidance

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for convertible Instruments and Contracts in an Entity’s Own Equity, to address the complexity in accounting for certain financial instruments with characteristics of liabilities and equity. This ASU significantly changes the guidance on the issuer’s accounting for convertible instruments and the guidance on the derivative scope exception for contracts in an entity’s own equity so that fewer conversion features will require separate recognition, and fewer freestanding instruments, like warrants with require liability treatment. ASU 2020-06 is effective for reporting periods beginning after December 15, 2021. This guidance was adopted on January 1, 2022, and at December 31, 2022, there is no material impact on the Company’s consolidated financial statement and disclosures.

In May 2021, the FASB issued ASU No. 2021-04, Issuer’s Accounting for Certain Modifications or Exchanges of Freestanding Equity-Classified Written Call Options – a Consensus of the FASB Emerging Issues Task Force. There has been diversity in accounting for modifications of equity-classified warrants due to a lack of explicit guidance in the Codification. Some entities recognize an expense, while other record a dividend for an economically similar warrant modification. The FASB issued the ASU to reduce this diversity and establish a principles-based recognition framework according to the substance of the modification transaction. ASU 2021-04 is effective for reporting periods beginning after December 15, 2021, and interim period within those fiscal years. This guidance was adopted on January 1, 2022, and at December 31, 2022, there is no material impact on the Company’s consolidated financial statement and disclosures.

Management does not believe any other recently issued but not yet effective accounting pronouncement, if adopted, would have a material impact effect on the Company’s present or future financial statements.

NOTE 3 – Digital Assets

The following represents the change in digital assets:

	December 31, 2022	December 31, 2021
Cryptocurrencies
Beginning balance	$6,107	$-
Purchase (sale) of cryptocurrencies	(6,107)	10,000
Impairment	-	(3,893)
Ending balance	$-	$6,107

The Company did not record fair value gains (losses) associated with its digital assets. Cryptocurrencies were classified as intangible assets, and the Company continuously tested these assets for impairment.

NOTE 4 – Equipment

Equipment at December 31, 2022 and December 31, 2021 consisted of the following:

	December 31, 2022	December 31, 2021
Software licenses	$32,188	$32,188
Computer equipment	17,080	17,080
	49,268	49,268
Less accumulated depreciation	(49,268)	(48,636)
Equipment, net	$-	$632

Depreciation expense was $632 and $741 for the years ended December 31, 2022, and 2021, respectively.

F-22

NOTE 5 – Stockholders’ Equity

Members’ Interest

VoiceStep is governed by the terms and conditions of the Limited Liability Company Agreement (the Agreement) dated May 3, 2005, as amended on January 27, 2014. VoiceStep shall continue until terminated in accordance with the terms of the Agreement or as provided by law, including events of dissolution. VoiceStep shall be dissolved only upon any of the following events: (i) the vote of Member(s) holding a majority to the dissolution and winding up of VoiceStep, (ii) the entry of a decree of judicial dissolution of VoiceStep and (iii) at any time there are no Member(s), subject to remedy within 90 days of occurrence of termination event by the last remaining Member in writing.

VoiceStep originally consisted of two Members each owning 50% of VoiceStep. On January 27, 2014, one of the members was bought out with the remaining member owning 100% of the membership interest in VoiceStep. On April 3, 2014, the remaining member exchanged his 100% interest in VoiceStep for 40,000,000 shares of Vemanti common stock.

Equity Commitment Agreement

On March 11, 2022, the Company entered into an Equity Investment Agreement (the "Equity Agreement”) with Alpha Sigma Capital Fund, LP ("Alpha Sigma Capital” or "Alpha”). The Equity Agreement outlines an investment structure of up to $2M from Alpha into the Company, allowing the Company to immediately accelerate its business initiatives with PVcomBank under its 10-year partnership agreement. On March 15, 2022, the Company received a Put Notice under this Equity Agreement of $200,000 from Alpha for which it issued 381,530 shares of common stock and a warrant allowing the investor to purchase up to $200,000 in common stock until its expiration under the terms described in the Equity Agreement.

On August 24, 2022, the Company engaged Network 1 Financial Securities, Inc. to act as its exclusive financial advisor on a capital raise of up to twenty million ($20,000,000) and its potential up list to the NASDAQ or NYSE.  As part of the agreement, the Company will pay a non-refundable equity fee (the “Advisory Fee”) of seven hundred and fifty thousand shares (750,000) shares of common stock of the Company deliverable at the time of signing this engagement agreement and two hundred and fifty thousand (250,000) shares of common stock of the Company deliverable ninety (90) days after signing the engagement agreement.  As an additional compensation for Network 1’s services, the Company shall issue Network 1 at each closing, cashless warrants the number of shares of common stock of the Company equal to eight percent (8.0%) of the aggregate number of shares of common stock sold in each placement.

Preferred stock

The Company has authorized the issuance of 50,000,000 shares of preferred stock, $0.0001 par value. At both December 31, 2022, and December 31, 2021, the Company had 40,000,000 shares of preferred stock issued and outstanding.

The Articles of Incorporation were amended on May 1, 2014, designating 40,000,000 shares of authorized and issued preferred stock of the Company as “Series A Preferred Stock” with voting rights, preferences and powers such that each share of Series A Preferred Stock shall vote as a class on all issues to which shareholders of common stock have a right to vote but shall have ten (10) votes per share of Series A Preferred stock while the shares of Common Stock shall have one vote per share. There are 40,000,000 of Series A Preferred Stock outstanding.

F-23

Common stock

The Company has authorized the issuance of 500,000,000 shares of common stock, $0.0001 par value. At December 31, 2022, and December 31, 2021, the Company had 70,351,709 shares and 70,404,086 shares of common stock issued and outstanding, respectively.

During the twelve months ended December 31, 2022, the Company issued 631,530 shares of its common stock for cash of $337,500, and 2,406,093 shares of its common stock valued at $1,111,073 to consultants in exchange for professional services.

On July 11, 2022, the Company reached a legal settlement with Messrs. Chenyuan Anthony Chen and Ang Hu regarding to the issuance of consulting shares as compensation for certain consulting services to be performed by the defendants. The Defendants agreed to have 3,090,000 of the consulting shares returned to the Company and the Company cancelled those shares.

Stock Incentive Plan

On March 25, 2015, the Company adopted a stock incentive plan. This plan allows the Board of Directors to issue up to 5,000,000 shares of common stock to employees, directors, or consultants of the Company or its affiliates under terms determined by the Board of Directors. This plan automatically terminates ten years from its date of adoption. As of the date of this report, no stock has been issued under this plan.

Time-Based Restricted Stock

Time-based restricted stock units (“RSU”) and restricted stock awards (“RSA”) granted to employees under the 2015 Plan typically vest over 3 to 4 years and are subject to forfeiture if employment terminates prior to the vesting or lapse of the restrictions, as applicable. RSUs are not considered issued or outstanding common stock until they vest. RSAs are considered issued and outstanding on the grant date and are subject to forfeiture if specified vesting conditions are not satisfied.

There are no issued or outstanding RSAs.  The following table summarizes the activity related to RSUs subject to time-based vesting requirements for the years ended December 31, 2022, and 2021:

	As of December 31, 2022		As of December 31, 2021
	Number of Shares	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value
Non-vested, as of December 31, 2021, and 2020	3,093,000	$0.47	600,000	$0.40
Granted	405,000	$0.78	4,260,000	$0.57
Vested	(1,110,500)	$0.49	(1,647,000)	$0.69
Forfeited	(440,000)	$0.64	(120,000)	$0.63
Non-vested as of December 31, 2022, and 2021	1,947,500	$0.48	3,093,000	$0.47

As of December 31, 2022, there was $963,041 of remaining unamortized stock-based compensation expense associated with RSUs, which will be recognized over a weighted average remaining service period of approximately 2.25 years.  The 1,947,500 outstanding non-vested and expected to vest RSUs have an aggregate intrinsic value of $173,328 and a weighted average remaining contractual term of 1.52 years.

F-24

NOTE 6 – Investment in Fvndit, Inc. (formerly Directus Holdings, Inc.)

On November 13, 2018, the Company purchased a 20% investment in Directus Holdings, Inc., which owns eLoan, JSC (“eLoan”), a fintech company based in Vietnam, for $300,000. Half of the investment was made through a cash payment of $150,000, and the remaining half of the investment was made through the issuance of 1,252,086 shares of Vemanti Group’s common stock to the Founders of eLoan. On December 19, 2018, Directus Holdings, Inc. filed a Certificate of Amendment to Articles of Incorporation to the State of Nevada for its corporation name to be changed to Fvndit, Inc.

On October 5, 2020, Fvndit issued 500,000 shares of common stock to Tan Tran, CEO and majority shareholder of Vemanti. The issuance raised the total number of Fvndit outstanding shares to 40,500,000. Mr. Tran and Vemanti together owned 8,500,000 shares or 20.99% of total Fvndit outstanding shares at that time.

On March 16, 2021, Tan Tran resigned as an Officer and Director of Fvndit. On that same date, Fvndit issued 2,500,000 shares of common stock to Thomas Duc Tran (unaffiliated with Tan Tran), and appointed him as the Chairman, CEO, President, Secretary, and Treasurer of Fvndit. The issuance raised the total number of Fvndit outstanding shares to 43,000,000. As a result, Mr. Tran and Vemanti together held 19.77% of total Fvndit outstanding shares. This investment had been accounted for under the cost method of accounting since March 16, 2021.

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock currently owned by the Company and certain accounts receivable of approximately $25,000 that were due from Fvndit to the Company. As a result of the sale, the Company no longer owns any shares of Fvndit (see note 7).

As of December 31, 2022, and December 31, 2021, this investment had a balance of $0 and $296,405, respectively, and is reflected in other assets on the accompanying consolidated balance sheets.

NOTE 7 – Intangible Assets

On June 16, 2022, pursuant to the terms of a stock purchase agreement, Fvndit purchased from the Company all of the shares of Fvndit’s common stock currently owned by the Company and certain accounts receivable that were due from Fvndit to the Company. As consideration for the sale of the shares and the accounts receivable to Fvndit, the Company acquired all rights to certain proprietary information and copyrights associated with Fvndit’s online investment marketplace business in Vietnam, the right to the name Fvndit, ownership of the “fvndit.com” domain name, and certain information related to Fvndit’s customers.

The change in the intangible assets has been summarized under the following table for the twelve-month period ended December 31, 2022:

Intangible Assets	December 31, 2022	December 31, 2021

Beginning balance	$-	$-
Acquired intangible assets:
Proprietary Information	321,547	-
Impairment	-	-
Amortization	(16,078)	-
Ending balance	$305,469	$-

The proprietary information has a useful life of 10 years and is amortized accordingly. Amortization of intangible assets over the next five years is estimated to be $160,774.

The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible asset carrying amount may not be recoverable. The Company annually evaluates the remaining useful lives of all intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization. The Company has performed an impairment analysis and has determined that there is currently no impairment.

F-25

NOTE 8 – Income Taxes

A reconciliation of the differences between the effective and statutory income tax rates for years ended December 31, 2022, and 2021 is as follows:

	2022		2021
	Amount	Percent	Amount	Percent

Federal statutory rates	$(217,833)	21.00%	$(340,930)	21.00%
State income taxes	918	8.80%	1,650	8.80%
Permanent differences	1,255	21.00%	1,256	21.00%
Valuation allowance	216,578	-20.88%	339,674	-29.72%
Effective rate	$918	0.00%	$1,650	0.00%

As of December 31, 2022, and 2021, there were no significant deferred tax assets, except for a net operating loss carryforward for which a 100% valuation allowance has been provided.

The Company annually conducts an analysis of its tax positions and has concluded that it has no uncertain tax positions as of December 31, 2022, and December 31, 2021. The 2019 to 2022 tax years are still subject to federal audit. The 2018 to 2022 tax years are still subject to state audit.

The Company had $2,092,905 and $2,679,077 of net operating loss carryforwards available as of December 31, 2022, and 2021, respectively, for Federal and state tax purposes. The federal net operating loss carryforward does not expire while the state net operating losses expire in various years through 2041.

NOTE 9 – Related Party Transactions

The Company pays the health insurance premiums for the CEO and his family. The total of those health insurance premium payments was $15,364 in 2021. For the twelve months ended December 31, 2022, the total of those health insurance premiums was $17,893. Such costs are reflected as a component of general and administrative expenses on the accompanying consolidated statements of operations. No other payments were made to the CEO in 2021 or for the twelve months ended December 31, 2022.

The Company pays a member of the CEO’s family for technical services. The total of those payments was $53,500 in 2021. For the twelve months ended December 31, 2022, the total of those payments was $60,225. Such costs are reflected as a component of general and administrative expenses on the accompanying consolidated statements of operations.

On August 6, 2021, the Company borrowed $125,000 from the CEO. The loan will mature and become payable 12 months from the date of signing. Interest at the rate of 1% will be accrued on the outstanding balance. As of August 5, 2022, this loan’s maturity date was extended to August 5, 2023.

F-26

NOTE 10 – Commitments and Contingencies

Legal Proceedings

On June 29, 2021, the Company filed a complaint against Messrs. Chenyuan Anthony Chen and Ang Hu (the “Defendants”) in the Superior Court of the State of California, County of Orange (the “Complaint”). Pursuant to a Consulting Agreement dated April 1, 2019, by and among the Company and the Defendants (the “Consulting Agreement”), the Company issued to the Defendants 3,250,000 shares of the Company’s common stock (the “Consulting Shares”) as compensation for certain consulting services to be performed by the Defendants. Pursuant to the Complaint, the Company alleges that the Defendants breached the Consulting Agreement by failing to perform such consulting services and thereby seeks injunctive relief to restrain Defendants from sales of the Consulting Shares, the cancellation of the Consulting Shares, and compensatory damages and legal fees. On July 11, 2022, the Company reached a legal settlement with the Defendants to have 3,090,000 of the Consulting Shares returned to the Company. The Consulting Shares have been cancelled as of September 29, 2022.

NOTE 11 – Subsequent Events

The Company has evaluated subsequent events through March 30, 2023, the date on which the accompanying consolidated financial statements were available to be issued, and concluded that, no material subsequent events have occurred since December 31, 2022, that require recognition or disclosure in the consolidated financial statements except as follows:

On January 30, 2023, the Board authorized the issuance of 172,500 common shares to consultants in exchange for consulting services rendered to the Company.

On March 3, 2023, the Company entered into a contract with Finastra International Limited to provide software and support to further build-out and enhance the Vemanti SME platform in conjunction with its partnership with PVcomBank.

F-27

PRELIMINARY OFFERING CIRCULAR

Part III – EXHIBITS

Item 16. Index to Exhibits

Exhibit Number	Description of Document

2.1(1)	Articles of Incorporation of VoiceStep Telecom, LLC dated January 27, 2005.

2.2(1)	Articles of Incorporation of the Company dated April 3, 2014.

2.3(1)	Certificate of Amendment to the Articles of Incorporation of the Company dated May 1, 2014.

2.4(1)	Bylaws of the Company.

3.1(4)	Warrant Agreement dated March 11, 2022 issued by Vemanti Group Inc. to Alpha Sigma Capital Fund, LP

3.2(9)	Common Stock Purchase Warrant, dated May 9, 2023, by and between Vemanti Group Inc. and FirstFire Global Opportunities Fund, LLC

4.1*	Form of Subscription Agreement

6.1(1)	Membership Interest Purchase Agreement between Mark Wehberg and Tan Tran dated January 22, 2014.

6.2(1)	Contribution Agreement between the Company and Tan Tran dated April 3, 2014.

6.3(1)	Note Agreement between the Company and Chopp, Inc. dated July 17, 2018.

6.4(1)	Note Cancellation Agreement between the Company and Chopp. Inc. dated June 27, 2019.

6.5(1)	Definitive Agreement between the Company, eLoan Joint Stock Company, eLoan Qualified Shareholders, eLoan Holdings Vietnam Joint Stock Company and Directus Holdings, Inc. dated July 10, 2018.

6.6(1)	Investment Agreement (short form) between the Company, eLoan Joint Stock Company and the eLoan Qualified Shareholders dated January 26, 2018.

6.7(1)	Loan Agreement between the Company and Fvndit, Inc. dated August 9, 2019.

6.8(1)	Form of VoiceStep Business Communications Service Agreement.

6.9(2)	Loan Agreement between the Company and Mr. Tan Tran dated August 6, 2021.

6.10(3)	Equity Financing Agreement dated October 25, 2022, by and between Vemanti Group Inc., and Jefferson Street Capital, LLC.

6.11(3)	Registration Rights Agreement, dated October 25, 2022, by and between Vemanti Group Inc., and Jefferson Street Capital, LLC.

6.12(4)	Equity Commitment Agreement, dated March 11, 2022, by and between Vemanti Group Inc., and Alpha Sigma Capital Fund, LP

6.13(5)	2015 Equity Incentive Plan

6.14(6)	Stock Purchase Agreement, dated June 16, 2022, by and between Vemanti Group, Inc., and Fvndit, Inc.

6.15 (7)	Stock Purchase Agreement, dated April 18, 2023, by and between Vemanti Group, Inc., Benjamin Liu and James Sun

6.16 (7)	Form of Employment Agreement

6.17 (7)	Form of Incentive Stock Option Agreement

6.18 (8)	Securities Purchase Agreement, dated May 9, 2023, by and between Vemanti Group Inc. and FirstFire Global Opportunities Fund, LLC

6.19 (8)	Senior Promissory Note, dated May 9, 2023, by and between Vemanti Group Inc. and FirstFire Global Opportunities Fund, LLC

6.20(9)	Amendment to the Stock Purchase Agreement, dated July 1, 2023, by and between Vemanti Group, Inc., Benjamin Liu and James Sun

6.21(10)	Digital Banking Platform Agreement between the Company and Vietnam Public Joint Stock Commercial Bank dated March 14, 2022.

11.1	Consent of Ramirez Jimenez International CPAs

11.2*	Consent of The Crone Law Group, P.C. (included in Exhibit 12.1)

12.1*	Opinion of the Crone Law Group, P.C.

99.1(5)	List of subsidiaries of the Company

(1) Incorporated by reference to an exhibit to our Form 10 filed with the SEC on April 9, 2021.

(2) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on August 12, 2021.

(3) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on November 9, 2022.

(4) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on March 17, 2022

(5) Incorporated by reference to an exhibit to our Form 10-K filed with the SEC on March 30, 2023

(6) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on June 17, 2022

(7) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on April 24, 2023

(8) Incorporated by reference to an exhibit to our Form 10-Q filed with the SEC on May 15, 2023

(9) Incorporated by reference to an exhibit to our Form 8-K filed with the SEC on July 6, 2023

(10) Incorporated by reference to an exhibit to our Form S-1 filed with the SEC on December 7, 2022

* To be filed by amendment

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PRELIMINARY OFFERING CIRCULAR

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on July 11, 2023.

VEMANTI GROUP, INC.

By:	/s/ Tan Tran
Name:	Tan Tran
Title:	Chief Executive Officer
(principal executive officer)

By:	/s/ Stephen R. Jones
Name:	Stephen R. Jones
Title:	Chief Financial Officer
(principal financial and accounting officer)

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title/Capacity	Date

/s/ Tan Tran	Chief Executive Officer and Director	July 11, 2023
Tan Tran	(Principal Executive Officer)

/s/ Stephen R. Jones	Chief Financial Officer	July 11, 2023
Stephen R. Jones	(Principal Financial and Accounting Officer)

54